                                                                    EXHIBIT 99.2

                               TERM LOAN AGREEMENT

                          DATED AS OF DECEMBER 27, 2002

                                      among

                             JDN REALTY CORPORATION

                                       and

                              FLEET NATIONAL BANK,

              THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

                                       and

                          OTHER LENDERS THAT MAY BECOME

                            PARTIES TO THIS AGREEMENT

                                       and

                              FLEET NATIONAL BANK,

                                    AS AGENT

                                       and

                             FLEET SECURITIES, INC.,

                                AS SOLE ARRANGER

                                TABLE OF CONTENTS

Section 1.   DEFINITIONS AND RULES OF INTERPRETATION....................................................    1

             Section 1.1     Definitions................................................................    1

             Section 1.2     Rules of Interpretation....................................................   18

Section 2.   THE FACILITY...............................................................................   19

             Section 2.1     Term Loan..................................................................   19

             Section 2.2     [Intentionally Omitted]....................................................   20

             Section 2.3     Facility Unused Fee........................................................   20

             Section 2.4     [Intentionally Omitted]....................................................   20

             Section 2.5     [Intentionally Omitted]....................................................   20

             Section 2.6     Interest on Loans..........................................................   20

             Section 2.7     Requests for Loans.........................................................   21

             Section 2.8     Funds for Loans............................................................   21

             Section 2.9     Use of Proceeds............................................................   22

Section 3.   REPAYMENT OF THE LOANS.....................................................................   22

             Section 3.1     Stated Maturity............................................................   22

             Section 3.2     Mandatory Prepayments......................................................   23

             Section 3.3     Optional Prepayments.......................................................   23

             Section 3.4     Partial Prepayments........................................................   23

Section 4.   CERTAIN GENERAL PROVISIONS.................................................................   23

             Section 4.1     Conversion Options.........................................................   23

             Section 4.2     Closing Fee................................................................   24

             Section 4.3     Agent's Fee................................................................   24

             Section 4.4     Funds for Payments.........................................................   24

             Section 4.5     Computations...............................................................   26

             Section 4.6     Inability to Determine LIBOR...............................................   26

             Section 4.7     Illegality.................................................................   26

             Section 4.8     Additional Interest........................................................   26

             Section 4.9     Additional Costs, Etc......................................................   27

             Section 4.10    Capital Adequacy...........................................................   28

             Section 4.11    Indemnity of Borrower......................................................   28

             Section 4.12    Default Interest; Late Charge..............................................   28

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
             Section 4.13    Certificate................................................................   29

             Section 4.14    Limitation on Interest.....................................................   29

             Section 4.15    Certain Provisions Relating to Increased Costs.............................   29

Section 5.   GUARANTY...................................................................................   30

             Section 5.1     Guaranty...................................................................   30

             Section 5.2     Additional Guarantors......................................................   30

             Section 5.3     Release of Certain Subsidiary Guarantors...................................   30

Section 6.   REPRESENTATIONS AND WARRANTIES.............................................................   31

             Section 6.1     Corporate Authority, Etc...................................................   31

             Section 6.2     Governmental Approvals.....................................................   32

             Section 6.3     Title to Properties........................................................   32

             Section 6.4     Financial Statements.......................................................   32

             Section 6.5     No Material Changes........................................................   32

             Section 6.6     Franchises, Patents, Copyrights, Etc.......................................   32

             Section 6.7     Litigation.................................................................   32

             Section 6.8     No Materially Adverse Contracts, Etc.......................................   33

             Section 6.9     Compliance with Other Instruments, Laws, Etc...............................   33

             Section 6.10    Tax Status.................................................................   33

             Section 6.11    No Event of Default........................................................   33

             Section 6.12    Holding Company and Investment Company Acts................................   33

             Section 6.13    Absence of UCC Financing Statements, Etc...................................   33

             Section 6.14    [Intentionally Omitted]....................................................   34

             Section 6.15    Certain Transactions.......................................................   34

             Section 6.16    Employee Benefit Plans.....................................................   34

             Section 6.17    Disclosure.................................................................   34

             Section 6.18    Trade Name; Place of Business..............................................   35

             Section 6.19    Regulations T, U and X.....................................................   35

             Section 6.20    Environmental Compliance...................................................   35

             Section 6.21    Subsidiaries...............................................................   37

             Section 6.22    [Intentionally Omitted]....................................................   37

             Section 6.23    Property...................................................................   37

             Section 6.24    Brokers....................................................................   38

             Section 6.25    Other Debt.................................................................   38

             Section 6.26    Solvency...................................................................   38

             Section 6.27    No Bankruptcy Filing.......................................................   38

             Section 6.28    No Fraudulent Intent.......................................................   38

             Section 6.29    Transaction in Best Interests of Borrower; Consideration...................   38

             Section 6.30    Contribution Agreement.....................................................   39

             Section 6.31    [Intentionally Omitted]....................................................   39

             Section 6.32    Transaction Documents......................................................   39

Section 7.   AFFIRMATIVE COVENANTS......................................................................   39

             Section 7.1     Punctual Payment...........................................................   39

             Section 7.2     Maintenance of Office......................................................   39

             Section 7.3     Records and Accounts.......................................................   39

             Section 7.4     Financial Statements, Certificates and Information.........................   39

             Section 7.5     Notices....................................................................   41

             Section 7.6     Existence; Maintenance of Properties.......................................   44

             Section 7.7     Insurance..................................................................   44

             Section 7.8     Taxes; Liens...............................................................   44

             Section 7.9     Inspection of Properties and Books.........................................   45

             Section 7.10    Compliance with Laws, Contracts, Licenses, and Permits.....................   45

             Section 7.11    Further Assurances.........................................................   45

             Section 7.12    [Intentionally Omitted]....................................................   46

             Section 7.13    [Intentionally Omitted]....................................................   46

             Section 7.14    Business Operations........................................................   46

             Section 7.15    [Intentionally Omitted]....................................................   46

             Section 7.16    Ownership of Real Estate...................................................   46

             Section 7.17    Distributions of Income to the Borrower....................................   46

             Section 7.18    Limiting Agreements........................................................   46

             Section 7.19    [Intentionally Omitted]....................................................   47

             Section 7.20    [Intentionally Omitted]....................................................   47

             Section 7.21    Master Credit Agreement....................................................   47

Section 8.   NEGATIVE COVENANTS.........................................................................   47

             Section 8.1     Restrictions on Indebtedness...............................................   47

             Section 8.2     Restrictions on Liens, Etc.................................................   48

             Section 8.3     Restrictions on Investments................................................   49

             Section 8.4     Merger, Consolidation......................................................   50

             Section 8.5     Sale and Leaseback.........................................................   51

             Section 8.6     Compliance with Environmental Laws.........................................   51

             Section 8.7     Distributions..............................................................   52

             Section 8.8     Asset Sales................................................................   52

             Section 8.9     Development Activity.......................................................   53

             Section 8.10    Restriction on Prepayment of Indebtedness..................................   53

             Section 8.11    [Intentionally Omitted]....................................................   53

             Section 8.12    Derivative Obligations.....................................................   53

             Section 8.13    Bankruptcy Remote Subsidiaries.............................................   53

             Section 8.14    Employment Contracts.......................................................   54

Section 9.   FINANCIAL COVENANTS........................................................................   54

             Section 9.1     [Intentionally Omitted]....................................................   54

             Section 9.2     Fixed Charge Coverage......................................................   54

             Section 9.3     Secured Debt Ratio.........................................................   54

             Section 9.4     Maximum Land Assets........................................................   54

             Section 9.5     Net Worth..................................................................   54

             Section 9.6     Liabilities to Assets Ratio................................................   54

             Section 9.7     EBITDA Coverage............................................................   54

             Section 9.8     [Intentionally Omitted]....................................................   54

             Section 9.9     Limitation on Incurrence of Total Debt.....................................   54

             Section 9.10    Total Unencumbered Assets to Unsecured Debt................................   54

Section 10.  CLOSING CONDITIONS.........................................................................   55

             Section 10.1    Loan Documents.............................................................   55

             Section 10.2    Certified Copies of Organizational Documents...............................   55

             Section 10.3    Resolutions................................................................   55

             Section 10.4    Incumbency Certificate; Authorized Signers.................................   55

             Section 10.5    Opinion of Counsel.........................................................   55

             Section 10.6    Payment of Fees............................................................   55

             Section 10.7    [Intentionally Omitted]....................................................   55

             Section 10.8    Performance; No Default....................................................   55

             Section 10.9    Representations and Warranties.............................................   56

             Section 10.10   Proceedings and Documents..................................................   56

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

             Section 10.11   Master Credit Agreement....................................................   56

             Section 10.12   Compliance Certificate.....................................................   56

             Section 10.13   [Intentionally Omitted]....................................................   56

             Section 10.14   [Intentionally Omitted]....................................................   56

             Section 10.15   Stockholder and Partner Consents...........................................   56

             Section 10.16   [Intentionally Omitted]....................................................   56

             Section 10.17   Contribution Agreement.....................................................   56

             Section 10.18   [Intentionally Omitted]....................................................   56

             Section 10.19   Employment Contracts.......................................................   56

             Section 10.20   Other......................................................................   56

Section 11.  CONDITIONS TO BORROWING....................................................................   57

             Section 11.1    Prior Conditions Satisfied.................................................   57

             Section 11.2    Representations True; No Default...........................................   57

             Section 11.3    No Legal Impediment........................................................   57

             Section 11.4    Governmental Regulation....................................................   57

             Section 11.5    Proceedings and Documents..................................................   57

             Section 11.6    Borrowing Documents........................................................   57

             Section 11.7    Maturing Notes.............................................................   57

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.......................................................   57

             Section 12.1    Events of Default and Acceleration.........................................   57

             Section 12.2    Limitation of Cure Periods.................................................   60

             Section 12.3    Termination of Commitments.................................................   61

             Section 12.4    Remedies...................................................................   61

             Section 12.5    Distribution of Collateral Proceeds........................................   62

Section 13.  SETOFF.....................................................................................   62

Section 14.  THE AGENT..................................................................................   63

             Section 14.1    Authorization..............................................................   63

             Section 14.2    Employees and Agents.......................................................   63

             Section 14.3    No Liability...............................................................   63

             Section 14.4    No Representations.........................................................   63

             Section 14.5    Payments...................................................................   64

             Section 14.6    Holders of Notes...........................................................   65

             Section 14.7    Indemnity..................................................................   65

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

             Section 14.8    Agent as Lender............................................................   65

             Section 14.9    Resignation; Removal.......................................................   65

             Section 14.10   Duties in the Case of Enforcement..........................................   66

Section 15.  EXPENSES...................................................................................   66

Section 16.  INDEMNIFICATION............................................................................   67

Section 17.  SURVIVAL OF COVENANTS, ETC.................................................................   68

Section 18.  ASSIGNMENT AND PARTICIPATION...............................................................   68

             Section 18.1    Conditions to Assignment by Lenders........................................   68

             Section 18.2    Register...................................................................   69

             Section 18.3    New Notes..................................................................   69

             Section 18.4    Participations.............................................................   70

             Section 18.5    Pledge by Lender...........................................................   70

             Section 18.6    No Assignment by Borrower..................................................   70

             Section 18.7    Disclosure.................................................................   70

Section 19.  NOTICES....................................................................................   71

Section 20.  RELATIONSHIP...............................................................................   72

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.........................................   72

Section 22.  HEADINGS...................................................................................   72

Section 23.  COUNTERPARTS...............................................................................   72

Section 24.  ENTIRE AGREEMENT, ETC......................................................................   73

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.............................................   73

Section 26.  DEALINGS WITH THE BORROWER.................................................................   73

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.........................................................   73

Section 28.  SEVERABILITY...............................................................................   74

Section 29.  TIME OF THE ESSENCE........................................................................   74

Section 30.  NO UNWRITTEN AGREEMENTS....................................................................   74

Section 31.  REPLACEMENT NOTES..........................................................................   75

Section 32.  NO THIRD PARTIES BENEFITED.................................................................   75

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

EXHIBITS AND SCHEDULES

Exhibit A                  FORM OF NOTE

Exhibit B                  [INTENTIONALLY OMITTED]

Exhibit C                  [INTENTIONALLY OMITTED]

Exhibit D                  [INTENTIONALLY OMITTED]

Exhibit E                  FORM OF UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

Exhibit F                  [INTENTIONALLY OMITTED]

Exhibit G                  [INTENTIONALLY OMITTED]

Exhibit H                  FORM OF REQUEST FOR LOAN

Exhibit I                  [INTENTIONALLY OMITTED]

Exhibit J                  [INTENTIONALLY OMITTED]

Exhibit K                  FORM OF COMPLIANCE CERTIFICATE

Exhibit L                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Schedule 1.1               COMMITMENTS

Schedule 2.9(a)            EXISTING PRE-DEVELOPMENT PROPERTIES

Schedule 2.9(b)            EXISTING PROPERTIES UNDER CONSTRUCTION

Schedule 2.9(c)            ANNOUNCED PROJECTS

Schedule 2.10              EXISTING LETTERS OF CREDIT

Schedule 6.3               LIST OF ALL ENCUMBRANCES ON BORROWER ASSETS

Schedule 6.7               PENDING LITIGATION OF BORROWER

Schedule 6.15              LIST OF TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES

Schedule 6.20              ENVIRONMENTAL RELEASES

Schedule 6.21(a)           SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS

Schedule 6.21(b)           AFFILIATES OF THE BORROWER AND ITS SUBSIDIARIES

Schedule 6.25              MATERIAL LOAN AGREEMENTS

Schedule 8.3               ADDITIONAL INVESTMENTS

                               TERM LOAN AGREEMENT

             THIS TERM LOAN AGREEMENT (this "Agreement") is made as of the
27th day of December, 2002, by and among JDN REALTY CORPORATION, a Maryland corporation ("Borrower"), having its principal place of business at 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, FLEET NATIONAL BANK ("Fleet"), the other lending institutions which are parties to this Agreement as "Lenders", and the other lending institutions that may become parties hereto pursuant to Section 18 (together with Fleet, the "Lenders"), and FLEET NATIONAL BANK, as Agent for the Lenders (the "Agent").

                                 R E C I T A L S

             WHEREAS, Borrower has requested that the Lenders provide a loan to Borrower; and

             WHEREAS, the Agent and the Lenders are willing to provide such loan to Borrower on and subject to the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

Section 1.   DEFINITIONS AND RULES OF INTERPRETATION.

             Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

                           Additional Guarantor. Each additional Subsidiary of
Borrower which becomes a Guarantor pursuant to Section 5.2.

                           Adjusted Consolidated EBITDA. For any period, the sum
of the Consolidated EBITDA for such period less the Capital Improvement Reserve.

                           Affiliate. An Affiliate, as applied to any Person,
shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

                           Agent. Fleet National Bank, acting as administrative
agent for the Lenders, and its successors and assigns.

                           Agent's Head Office. The Agent's head office located
at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

                           Agent's Special Counsel. McKenna Long & Aldridge LLP
or such other counsel as selected by Agent.

                           Agreement. This Term Loan Agreement, including the
Schedules and Exhibits hereto.

                           Announced Projects. The Real Estate of Borrower and
its Subsidiaries described on Schedule 2.9(c) hereto which Borrower has announced as a retail shopping center development and with respect to which such Person has purchased the land related thereto, has completed construction of certain phases of the development and on which construction activities are taking place as of the date hereof.

                           Arranger. Fleet Securities, Inc.

                           Assignment and Acceptance Agreement. See
Section 18.1.

                           Balance Sheet Date. September 30, 2002.

                           Bankruptcy Code. Title 11, U.S.C.A., as amended from
time to time or any successor statute thereto.

                           Base Rate. The greater of (a) the fluctuating annual
rate of interest announced from time to time by the Agent at the Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

                           Base Rate Loans. The Loans when bearing interest by
reference to the Base Rate.

                           Base Rent. With respect to any Lease, the minimum
periodic contractual rent payable thereunder, excluding reimbursement or recovery of common area maintenance or other property operating expenses and excluding percentage rent.

                           Borrower. As defined in the preamble hereto.

                           Building. With respect to each parcel of Real Estate,
all of the buildings, structures and improvements now or hereafter located thereon.

                           Business Day. Any day on which banking institutions
located in the same city and State as the Agent's Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

                           Capital Improvement Reserve. With respect to any Real
Estate now or hereafter owned or leased by the Borrower, any Guarantor or any of their respective Subsidiaries, a reserve for capital improvements, leasing commissions and tenant improvements in an amount equal to ten cents ($.10) multiplied by the Net Rentable Area contained therein. For purposes of this calculation, Net Rentable Area shall exclude square footage contained in Borrower's Rent Roll for any tenant who leases Real Estate pursuant to a ground lease.

                           Capitalized Lease. A lease under which the discounted
future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                           CERCLA. See Section 6.20.

                           Change of Control. A Change of Control shall exist
upon the occurrence of any of the following:

                           (a)      any of the following Persons shall cease to
hold the position set forth below: Craig Macnab - Chief Executive Officer of Borrower; John D. Harris, Jr. -- Chief Financial Officer of Borrower; and Lee Wielansky -- President and Chief Executive Officer of JDN DCI (each such Person a "Named Executive"); provided, however, that a Change of Control shall not have occurred if (i) the Named Executive is terminated (and such termination is not a Termination for Cause) and a competent and experienced successor for such Named Executive is approved by the Required Lenders within twenty (20) Business Days of such event, which approval may be granted or withheld by the Required Lenders in their sole and absolute discretion; or (ii) the Named Executive voluntarily terminates his employment with Borrower or JDN DCI, as applicable, is terminated as a result of a Termination for Cause or is terminated as a result of death or disability and Borrower (A) presents a plan for the replacement of the Named Executive reasonably acceptable to the Required Lenders within twenty (20) Business Days of such event, and (B) a competent and experienced successor for such Named Executive is approved by the Required Lenders within ninety (90) days of such event causing the termination of such employment, which approval may be granted or withheld by the Required Lenders in their sole and absolute discretion; or

                           (b)      any Person (including a Person's Affiliates
and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after March 29, 2001 beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least twenty percent (20%); or

                           (c)      as of any date a majority of the Board of
Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year (provided, however, that the initial Board of Directors for reference purposes of this clause (c)(i) shall be the Board of Directors as of March 29, 2001), (ii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i) above, or (iii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i), above and individuals described in clause (c)(ii), above.

                           Closing Date. December 27, 2002.

                           Code. The Internal Revenue Code of 1986, as amended.

                           Commitment. With respect to each Lender, the amount
set forth on Schedule 1.1 hereto as the amount of such Lender's Commitment, as the same may be reduced in accordance with the terms of this Agreement.

                           Commitment Percentage. With respect to each Lender,
the percentage set forth on Schedule 1.1 hereto as such Lender's percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement.

                           Compliance Certificate. See Section 7.4(c).

                           Consolidated. With reference to any term defined
herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                           Consolidated EBITDA. With respect to any period, an
amount equal to the EBITDA of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                           Consolidated Fixed Charges. For any period,
determined on a consolidated basis in accordance with GAAP, the sum of (i) Consolidated Interest Incurred for the fiscal quarter just ended and the immediately preceding fiscal quarter, plus (ii) all dividends paid or declared but not yet paid by the Borrower on preferred stock during the fiscal quarter just ended and the immediately preceding fiscal quarter, plus (iii) the aggregate amount of scheduled principal amortization paid in the fiscal quarter just ended and the immediately preceding fiscal quarter as reflected on the Borrower's most recent quarterly consolidated financial statement submitted to the Agent and the Lenders, but excluding any principal payments under this Agreement and excluding any balloon payments on other Indebtedness, plus (iv) any amounts due and payable by the Borrower or any of its Subsidiaries under any ground leases to which any of them is a party for the fiscal quarter just ended and the immediately preceding fiscal quarter.

                           Consolidated Interest Expense. For any period,
interest expensed in respect of Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                           Consolidated Interest Incurred. For any period,
interest incurred on all Indebtedness of Borrower and its Subsidiaries (regardless of whether such interest was expensed or capitalized in accordance with GAAP), determined on a consolidated basis in accordance with GAAP excluding amortization of deferred loan costs.

                           Consolidated Liabilities. The sum of (i) all
liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of Borrower and its

Subsidiaries and the Guarantors, and (ii) to the extent not included in clause
(i) of this definition, all Redeemable Preferred Stock.

                           Consolidated Net Income. For any period, the Net
Income of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                           Consolidated Tangible Net Worth. The total
consolidated shareholders' equity of Borrower and its Subsidiaries as determined in accordance with GAAP, and less the sum of:

                           (a)      the total book value of all assets of the
Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                           (b)      all amounts representing any write-up in the
book value of any assets of Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

                           Consolidated Total Assets. On a consolidated basis
for the Borrower and its Subsidiaries, Consolidated Total Assets shall mean the sum of (without duplication with respect to any Real Estate):

                           (i)      an amount equal to the product of (x) the
Net Operating Income for the two (2) fiscal quarters just ended prior to the date of determination, times (y) two (2) (which is the annualization factor), divided by (z) 0.10 (which is the capitalization rate), from each separate Real Estate owned by the Borrower or any Guarantor for at least two fiscal quarters; plus

                           (ii)     an amount equal to the book value as of the
last day of the month just ended prior to the date of determination of Real Estate owned by the Borrower or any Guarantor for less than two fiscal quarters; plus

                           (iii)    the book value of Land Assets and
Construction in Progress on the last day of the fiscal quarter just ended; plus

                           (iv)     the aggregate amount of all (x) unrestricted
cash and accounts receivable which are not past due of the Borrower and the Guarantors and (y) restricted cash held by any person serving as a "qualified intermediary" for purposes of an exchange pursuant to Section 1031 of the Code on behalf of the Borrower or any Guarantor; plus

                           (v)      the book value of Borrower's interests in
its Subsidiaries that are not Guarantors; plus

                           (vi)     the book value of Borrower's Minority
Interests in Persons other than its Subsidiaries.

Consolidated Total Assets will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during a quarter. Properties acquired or assets under development completed during the quarter will be valued at cost for a maximum of ninety (90) days from acquisition or completion (and until the end of the following fiscal quarter); provided that thereafter such properties shall be valued as provided in clause (i) of this definition. All income, expense and value associated with Real Estate disposed of during any quarter will be eliminated from calculations.

                           Consolidated Total Liabilities. At any time, for the
Borrower and its Subsidiaries, determined on a consolidated basis without duplication, the sum of (i) Consolidated Liabilities, plus (ii) all Indebtedness of the Borrower or any Subsidiary, plus (iii) the face amount of all letters of credit issued for the account of the Borrower or any Subsidiary.

                           Construction in Progress. For any retail Real Estate
(or related improvements), calculated on a consolidated basis for the Borrower, the Guarantors and their respective Subsidiaries and Affiliates, the sum of (x) construction-in-progress as shown from time to time on the books and records of the Borrower and the Guarantors, maintained in accordance with GAAP, plus (y) the book value, calculated in accordance with GAAP, of any Real Estate that (i) previously constituted construction-in-progress and (ii) has not yet become a Stabilized Property.

                           Contribution Agreement. That certain Contribution
Agreement dated as of the date hereof among the Borrower, the Subsidiary Guarantors and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

                           Conversion/Continuation Request. A notice given by
the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

                           Debt. Debt of the Borrower or any of its Subsidiaries
means any indebtedness of the Borrower or any of its Subsidiaries, whether or not contingent, and without duplication, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Borrower or any of its Subsidiaries,
(iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Borrower or any of its Subsidiaries as lessee which is reflected in the balance sheet of the Borrower or any of its Subsidiaries as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the balance sheet of the Borrower or any of its Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Borrower or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Borrower or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Borrower or any of its Subsidiaries whenever the

Borrower or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

                           Debt Offering. The issuance and sale by the Borrower
or any Guarantor of any debt securities of the Borrower or such Guarantor; provided, however, in no event shall either of the following be considered a Debt Offering: (i) the issuance by the Borrower or any Guarantor of debt securities which are unsecured obligations of such Person the proceeds of which are used to repay or reduce the Borrower's indebtedness pursuant to any of the Unsecured Notes in accordance with the terms of this Agreement (but only to the extent such proceeds are so used), or (ii) the issuance by the Borrower or any Guarantor of any debt securities for consideration other than for cash or cash equivalents.

                           Default. See Section 12.1.

                           Default Rate. See Section 4.12.

                           Derivative Obligations. All Interest Rate Contracts
and all other obligations of any Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, forward equity transaction, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                           Distribution. With respect to any Person, the
declaration or payment of any cash, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; provided, however, that the dividend or distribution of common stock of a Person shall not constitute a Distribution with respect to such Person.

                           Dollars or $. Dollars in lawful currency of the
United States of America.

                           Domestic Lending Office. Initially, the office of
each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

                           Drawdown Date. The date on which any Loan is made or
is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with Section 4.1.

                           EBITDA. With respect to any Person (or any asset of
any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation, amortization, interest expensed, income taxes and any extraordinary or non-recurring losses (including, without limitation, losses from the sale or anticipated sale of land) deducted in calculating such Net Income minus (c) any extraordinary or non-recurring gains (including, without limitation, gains from the sale or anticipated sale of land) included in calculating such Net Income all as determined in accordance with GAAP. The Net Income of a Person (or any asset of a Person) shall be adjusted to reflect such Person's (or asset's) allocable share for the relevant period or as of the date of determination, taking into account such Person's respective ownership interest in other Persons or such assets. Notwithstanding anything in this Agreement to the contrary, any loss associated with a charge attributable to the settlement of the litigation described as items 1, 5 and 6 in Schedule 6.7 hereto shall, to the extent the same has been deducted in calculating EBITDA, be added back to EBITDA for the purposes of the covenants set forth in Section 9.2 and Section 9.7. Except as set forth in the definition of Funds from Operations, no similar adjustments shall be made in determining compliance with any other covenants set forth in this Agreement.

                           Employee Benefit Plan. Any employee benefit plan
within the meaning of Section 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                           Employment Contracts. Employment agreements between
Borrower and Craig Macnab and Lee Wielansky, respectively, pursuant to which Craig Macnab and Lee Wielansky agree to perform services for the Borrower as officers, such agreements to have a term extending not less than the Maturity Date and otherwise being in form and substance satisfactory to Agent.

                           Environmental Engineer. National Assessment
Corporation or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion and, so long as no Default or Event of Default exists hereunder, reasonably acceptable to the Borrower.

                           Environmental Laws. See Section 6.20(a).

                           Equity Offering. The issuance and sale after the
Closing Date by the Borrower or any Guarantor of any equity securities of such Person; provided, however, that the issuance by the Borrower or any Guarantor of any equity securities of such Person or any securities or instruments convertible, exchangeable or exercisable for equity securities of such Person to any of the following shall not be deemed an Equity Offering: (i) any Person for consideration other than for cash or cash equivalents; (ii) any Person not previously employed by the Borrower or any Guarantor as a material inducement to such Person's entering into an employment contract with the Borrower or a Guarantor; (iii) directors, officers and employees of the Borrower or any Guarantor pursuant to an incentive stock or stock option, employee stock purchase, long-term incentive or stock bonus plans, whether now in effect or adopted in the future; or (iv) any Person pursuant to a dividend reinvestment or stock purchase program sponsored by the Borrower or any Guarantor, whether now in effect or adopted in the future.

                           ERISA. The Employee Retirement Income Security Act of
1974, as amended and in effect from time to time.

                           ERISA Affiliate. Any Person which is treated as a
single employer with the Borrower, the Guarantors or their respective Subsidiaries under Section 414 of the Code.

                           ERISA Reportable Event. A reportable event with
respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                           Event of Default. See Section 12.1.

                           Existing Pre-Development Properties. The Real Estate
of Borrower and its Subsidiaries described on Schedule 2.9(a) hereto as to which pre-development work has commenced as of the date of this Agreement.

                           Existing Properties Under Construction. The Real
Estate of Borrower and its Subsidiaries described on Schedule 2.9(b) hereto that is under construction as of the date of this Agreement as such Schedule may be updated as provided in Section 7.5(h).

                           Federal Funds Effective Rate. For any day, the rate
per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

                           Fitch. Fitch, Inc. doing business as Fitch Ratings.

                           Fleet. As defined in the preamble.

                           Funds from Operations. With respect to any Person for
any fiscal period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis. Notwithstanding anything in this Agreement to the contrary, non-cash impairment charges of $6,973,000.00 taken by Borrower during the year ended December 31, 2000, a non-cash charge of $5,400,000.00 taken by JDN DCI during the year ended December 31, 2000 related to the creation of a valuation allowance on deferred tax assets and any loss associated with a charge attributable to the settlement of the litigation described as items 1, 5 and 6 in Schedule 6.7 hereto shall, to the extent the same has been previously deducted in calculating Funds from Operations, be added back to Funds from Operations.

                           GAAP. Principles that are (a) consistent with the
principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

                           Guarantee. A Guarantee by any Person means any
obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                           Guaranteed Pension Plan. Any employee pension benefit
plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                           Guarantors. Collectively, the Subsidiary Guarantors
and each Additional Guarantor, and individually any one of them.

                           Guaranty. The Unconditional Guaranty of Payment and
Performance dated of even date herewith made by the Subsidiary Guarantors and each Unconditional Guaranty of Payment and Performance which is hereafter executed by an Additional Guarantor, in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, each such Guaranty to be substantially in the form of Exhibit E attached hereto.

                           Hazardous Substances. See Section 6.20(b).

                           Indebtedness. Indebtedness of any Person means at any
date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Indebtedness of others Guaranteed by such Person.

                           Intercompany Debt. Debt to which the only parties are
the Borrower and any of its Subsidiaries, but only so long as such Debt is held solely by the Borrower and any Subsidiary.

                           Interest Payment Date. As to each Loan, the first
(1st) day of each calendar month during the term of such Loan.

                           Interest Period. With respect to each LIBOR Rate Loan
(a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i)      if any Interest Period with respect to a
LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

                           (ii)     if the Borrower shall fail to give notice as
provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                           (iii)    no Interest Period relating to any LIBOR
Rate Loan shall extend beyond the Maturity Date.

                           Interest Rate Contracts. Interest rate swap, collar,
cap or similar agreements providing interest rate protection.

                           Investments. With respect to any Person, all shares
of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

                           JDN AL. JDN Realty AL, Inc., an Alabama corporation.

                           JDN DCI. JDN Development Company, Inc., a Delaware
corporation.

                           JDN Holdings. JDN Realty Holdings, L.P., a Georgia
limited partnership.

                           JDN LP, Inc. JDN Realty LP, Inc., a Delaware
corporation.

                           JDN Venture. Any Person formed by the Borrower or any
Subsidiary: (i) the accounts of which are not consolidated with Borrower in accordance with GAAP and (ii) in which the Borrower or such Subsidiary owns either (x) 50% or more of the beneficial interests therein, but does not have "control" thereof within the meaning set forth in the definition of Affiliate, or (y) 20% or more of the beneficial interests therein, but does have control thereof.

                           Land Assets. Land with respect to which the
commencement of grading, construction of improvements or infrastructure has not yet commenced, and all unimproved land according to GAAP. Land Assets shall not include "outparcels" held in the ordinary course of business for sale or lease.

                           Lease Summaries. Summaries or abstracts of the
material terms of the Leases. Such Lease Summaries shall be in form and substance reasonably satisfactory to the Agent.

                           Leases. Leases, licenses and agreements, whether
written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

                           Lenders. Fleet, the other lending institutions which
are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to Section 18 (but not including any participant as described in Section 18).

                           LIBOR. As applicable to any Interest Period for any
LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                           LIBOR Business Day. Any day on which commercial banks
are open for international business (including dealings in Dollar deposits) in London, England.

                           LIBOR Lending Office. Initially, the office of each
Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

                           LIBOR Rate Loans. The Loans when bearing interest by
reference to LIBOR.

                           Lien. See Section 8.2.

                           Loan Documents. This Agreement, the Notes, the
Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

                           Loan Request. See Section 2.7.

                           Loans. The aggregate Loans to be made by the Lenders
hereunder.

                           Majority Lenders. As of any date, the Lender or
Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%) of the Total Commitment.

                           Master Credit Agreement. That certain Fourth Amended,
Restated and Consolidated Master Credit Agreement dated as of December 27, 2002 among Borrower, Fleet, individually and as Agent, and the other lenders a party thereto, including the schedules and exhibits thereto, as the same may be modified, amended, restated, extended, supplemented or varied.

                           Master Credit Agreement Maturing Notes Contribution.
An amount which is the difference between (i) all amounts due with respect to the Maturing Notes pursuant to the applicable Indenture (as such term is defined in the definition of the term "Unsecured Notes"), and (ii) all amounts borrowed pursuant to this Agreement.

                           Material Adverse Effect. A material adverse effect on
(a) the business, properties, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries considered as a whole; (b) the ability of Borrower or any Guarantor to perform any of its obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

                           Maturing Notes. The $75,000,000.00 of 6.918%
Mandatory Par Put Remarketed Securities Due March 31, 2013 issued pursuant to the Indenture, as amended, described in clause (ii) of the definition of "Unsecured Notes", which are subject to mandatory repayment on March 31, 2003.

                           Maturity Date. January 1, 2004, or such earlier date
on which the Loans shall become due and payable pursuant to the terms hereof, including without limitation and notwithstanding anything to the contrary in any of the Loan Documents, upon the consummation of the Transaction.

                           Minimum Consolidated Tangible Net Worth. At any time,
the sum of (a) $400,000,000.00 plus (b) ninety percent (90%) of the aggregate net proceeds received by the Borrower or any Guarantor after the Closing Date in connection with any Equity Offering to any other Person.

                           Minority Interest. As to any Person, an ownership or
other equity investment in any other Person, which investment is not consolidated with the accounts of such Person in accordance with GAAP.

                           Moody's. Moody's Investor Service, Inc.

                           Multiemployer Plan. Any multiemployer plan within the
meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

                           Named Executive. See the definition of "Change of
Control".

                           Net Income (or Loss). With respect to any Person (or
any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP. The net income (or loss) of a Person shall include, without duplication, the allocable share of the net income (or loss) of any other Person in which a Minority Interest is owned by such Person based on the ownership of such Person in such other Person.

                           Net Operating Income. With respect to any Real
Estate, for any period, "property revenues", consisting of minimum and percentage rents as determined in accordance with GAAP together with recoveries from tenants as determined in accordance with GAAP, all such amounts shall be attributable to such period and accrued according to GAAP, less (i) all "property expenses" consisting of expenses incurred or accrued by the Borrower, a Guarantor or their respective Subsidiaries that are directly related to the operation and ownership of such Real Estate, including real estate taxes, sales taxes, common area maintenance charges, accounting and administration, security, utilities, maintenance, janitorial, premiums for casualty and liability insurance, ground lease payments (excluding from the foregoing expenses for depreciation, amortization, interest and leasing commissions with respect to such Real Estate), and (ii) an allowance for property management expenses calculated at the greater of (A) three percent (3.0%) of Base Rent or (B) actual property management expenses. If such period is less than a year, expenses described in clause (i) above that are payable less frequently than monthly during the course of a year (e.g., real estate taxes and insurance premiums) shall be adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

                           Net Rentable Area. With respect to any Real Estate,
the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

                           Notes. See Section 2.1(b).

                           Notice. See Section 19.

                           Obligations. All indebtedness, obligations and
liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

                           Outstanding. With respect to the Loans, the aggregate
unpaid principal thereof as of any date of determination.

                           PBGC. The Pension Benefit Guaranty Corporation
created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

                           Permitted Liens. Liens, security interests and other
encumbrances permitted by Section 8.2.

                           Person. Any individual, corporation, limited
liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

                           Plan Assets. Assets of any employee benefit plan
subject to Part 4, Subtitle A, Title I of ERISA.

                           Rating. With respect to the Borrower, the most recent
rating issued from time to time by a Rating Agency as is applicable to Borrower as an issuer with respect to long-term debt (i.e., a corporate credit or issuer rating with respect to long-term debt), or if no such Rating is in effect, then the rating applicable to Borrower's senior unsecured debt.

                           Rating Agencies. S&P, Moody's and Fitch.

                           Real Estate. All real property at any time owned or
leased (as lessee or sublessee) by the Borrower, any Guarantor or any of their respective Subsidiaries.

                           Record. The grid attached to any Note, or the
continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

                           Redeemable Preferred Stock. Any preferred stock
issued by a Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

                           Register. See Section 18.2.

                           REIT Status. With respect to Borrower, its status as
a real estate investment trust as defined in Section 856(a) of the Code.

                           Release. See Section 6.20(c)(iii).

                           Required Lenders. As of any date, the Lender or
Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3 percent (66-2/3%) of the Total Commitment.

                           Reserve Percentage. For any day with respect to a
LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                           Secured Debt. Debt secured by any mortgage, trust
deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets, other than those relating to Intercompany Debt. For purposes hereof, such Debt shall become Secured Debt at the time it first becomes secured by execution of any of the documents, instruments or agreements described in the immediately preceding sentence.

                           S&P. Standard & Poor's Ratings Group.

                           Short-term Investments. Investments described in
subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

                           Stabilized Property. At any time, Real Estate
improved as retail shopping centers (i) which are at least ninety percent (90%) leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of Base Rent has commenced) or (ii) which are at least eighty percent (80%) occupied by tenants which have accepted the premises and signed (together with the landlord) a Lease, and with respect to which the date for the commencement of payment of Base Rent has been established.

                           State. A state of the United States of America.

                           Subsidiary. Any corporation, association,
partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests or other economic interest, or any other entity the accounts of which are consolidated with the parent.

                           Subsidiary Guarantors. JDN AL, JDN DCI, JDN Holdings,
JDN LP, Inc., and the other parties to the Guaranty as of the Closing Date.

                           Syndication Agent. As defined in the preamble.

                           Test Period. See Section 9.2.

                           Termination For Cause. Termination by Borrower or JDN
DCI of a Named Executive's employment by reason of (a) Named Executive's (i) failure to adhere to written policies of Borrower or JDN DCI, which failure has a material adverse effect on Borrower or JDN DCI, (ii) appropriation (or attempted appropriation) of a material business opportunity of Borrower or JDN DCI, including attempting to secure or securing any personal profit or benefit in connection with any transaction entered into on behalf of Borrower or JDN DCI, or (iii) misappropriation (or attempted misappropriation) of any of Borrower's or JDN DCI's funds or property, or (b) the conviction of, the indictment (or its procedural equivalent) for or the entry of a guilty plea or plea of no contest by a Named Executive with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

                           Total Assets. As of any date, the sum of (i)
Undepreciated Real Estate Assets and (ii) all other assets of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable) after eliminating intercompany accounts and transactions.

                           Total Commitment. The sum of the Commitments of the
Lenders, as in effect from time to time.

                           Total Secured Debt. At any time, for the Borrower and
its Subsidiaries, determined on a consolidated basis, the sum of the following, but only if any Real Estate, or ownership interest of the owner thereof, is subject to a mortgage, deed of trust, deed to secure debt or similar instrument encumbering such Real Estate, or with respect to an owner of such Real Estate, a pledge of any equity interests in such Person with respect thereto: (i) all indebtedness for borrowed money; (ii) the deferred purchase price of Real Estate; (iii) all Capitalized Leases in which the Borrower is the tenant; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Indebtedness of Persons other than the Borrower and its Subsidiaries.

                           Total Unencumbered Assets. At any time, the sum of
(i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of the Borrower and its Subsidiaries not securing any portion of Secured Debt determined in accordance with GAAP (but excluding accounts receivable and intangibles) after eliminating intercompany accounts and transactions.

                           Transaction. The merger and related transactions
described in that certain Agreement and Plan of Merger dated as of October 4, 2002 among Borrower, Developers Diversified Realty Corporation and DDR Transitory Sub, Inc., as the same may be modified or amended from time to time.

                           Type. As to any Loan, its nature as a Base Rate Loan
or a LIBOR Rate Loan.

                           Undepreciated Real Estate Assets. As of any date, the
cost (original cost plus capital improvements) of real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization, determined in accordance with GAAP.

                           Unsecured Debt. Debt of the Borrower or any
Subsidiary that is not Secured Debt, excluding intercompany Debt.

                           Unsecured Notes. Collectively, (i) the $75,000,000.00
aggregate principal amount of 6.80% Notes Due 2004, and the $85,000,000.00 aggregate principal amount of 6.95% Notes Due 2007, both issued on August 4, 1997, pursuant to that certain Indenture dated as of July 15, 1997, made by Borrower in favor of First Union National Bank, as Trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture dated as of July 31, 1997, between Borrower and the Trustee, (ii) such of the $505,500,000.00 aggregate principal amount of JDN Realty Corporation Medium-Term Notes as may be issued under the Indenture described above, as supplemented by the First Supplemental Indenture described above and that certain Second Supplemental Indenture dated as of February 5, 1998, and that certain First Amendment to Second Supplemental Indenture, dated as of March 31, 1998, between Borrower and the Trustee (as supplemented, the "Indenture"), and (iii) such other unsecured indebtedness as may be issued by Borrower pursuant to the Indenture.

             Section 1.2   Rules of Interpretation.

                           (a)      A reference to any document or agreement
shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                           (b)      The singular includes the plural and the
plural includes the singular.

                           (c)      A reference to any law includes any
amendment or modification of such law.

                           (d)      A reference to any Person includes its
permitted successors and permitted assigns.

                           (e)      Accounting terms not otherwise defined
herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                           (f)      The words "include", "includes" and
"including" are not limiting.

                           (g)      The words "approval" and "approved", as the
context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                           (h)      All terms not specifically defined herein or
by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                           (i)      Reference to a particular "Section", refers
to that section of this Agreement unless otherwise indicated.

                           (j)      The words "herein", "hereof", "hereunder"
and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

Section 2.   THE FACILITY.

             Section 2.1   Term Loan.

                           (a)      Subject to the terms and conditions set
forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower such Lender's Commitment Percentage of the Total Commitment, and the Borrower irrevocably agrees to borrow from the Lenders the amount of the Total Commitment for the sole purpose of repaying in full the Maturing Notes on or before March 31, 2003 (to the extent the Maturing Notes have not therefore been paid in full or remarketed such that the maturity date of the Maturing Notes is March 31, 2013). Notwithstanding anything herein to the contrary, the obligation of the Lenders to make the Loans (i) is subject to the satisfaction of the conditions set forth in Sections 10 and 11 and (ii) shall terminate in the event that the Transaction is consummated.

                           (b)      The Loans shall be evidenced by separate
promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated of even date with this Agreement (except as otherwise provided in Section 18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lender's Commitment. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

         Section 2.2       [Intentionally Omitted].

         Section 2.3 Facility Unused Fee. The Borrower agrees to pay to the Agent for the account of the Lenders in accordance with their respective Commitment Percentages a facility unused fee calculated at the rate of 0.50% per annum on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of the Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the earlier to occur of the termination of this Agreement or the Maturity Date. The facility unused fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or any earlier date on which the Commitments shall be terminated and on the Maturity Date.

         Section 2.4       [Intentionally Omitted].

         Section 2.5       [Intentionally Omitted].

         Section 2.6       Interest on Loans.

                           (a)      Prior to September 30, 2003, each Base Rate
Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus one and one-half percent (1.50%). From and after September 30, 2003, each Base Rate Loan (including existing Base Rate Loans) shall bear interest for the period commencing on the earlier to occur of (i) September 30, 2003 and (ii) the Drawdown Date thereof, and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus two and one-half percent (2.50%).

                           (b)      Prior to September 30, 2003, each LIBOR Rate
Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus four percent (4.0%). From and after September 30, 2003, each LIBOR Rate Loan (including existing LIBOR Rate Loans) shall bear interest for the period commencing on the earlier to occur of (i) September 30, 2003 and (ii) the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus five and one-half percent (5.50%).

                           (c)      The Borrower promises to pay interest on
each Loan in arrears on each Interest Payment Date with respect thereto.

                           (d)      Base Rate Loans and LIBOR Rate Loans may be
converted to Loans of the other Type as provided in Section 4.1.

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

             Section 2.7 Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit H hereto (or telephonic notice confirmed in writing in the form of Exhibit H hereto) of the Loan requested hereunder (a "Loan Request") by 9:00 a.m. (Boston time) on the Business Day of the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans; provided that in any event such notice shall be delivered by such date as will result in the Borrower receiving the proceeds of the Loan on or before March 28, 2003. Such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Such notice shall also contain (i) a statement that the purpose for such Loan shall be to repay the Maturing Notes, (ii) an authorization to the Agent permitting Agent to disburse the amount of the requested Loan directly to the Trustee (or other paying agent) under the Indenture relating to the Maturity Notes, (iii) a certification by the chief financial officer or chief accounting officer of the Borrower that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Except as provided in this Section 2.7, the Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date; provided that, in addition to the Borrower's other remedies against any Lender which fails to advance its proportionate share of the requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Lender fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement; and provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Lender which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Lender as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Lender that fails to advance its proportionate share of the requested Loan as required by this Agreement. The Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time. Notwithstanding anything to the contrary contained herein, the Borrower acknowledges and agrees that it shall only have the right to submit one
(1) Loan Request hereunder, that the Borrower shall not have the right to request any additional Loans after submission of such Loan Request, and that such Loan Request must be submitted so as to comply with the terms of this
Section 2.7. No Lender shall have any obligation to make any Loan after March 28, 2003. In the event the Borrower does not request the full amount of the aggregate Commitments, each Lender's Commitment shall automatically be reduced to an amount equal to such Lender's Commitment Percentage multiplied by the amount of the Loan requested in the Loan Request.

             Section 2.8   Funds for Loans.

                           (a)      Not later than 1:00 p.m. (Boston time) on
the proposed Drawdown Date of the Loans, each of the Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Lender of such amount, and upon receipt of the documents required by
Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrower maintained at the Agent's Head Office or, at Agent's option, by disbursing such amount directly to the Trustee under the Indenture (or other paying agent, if applicable), in connection with the repayment of the Maturing Notes. Such disbursement to the Trustee or other paying agent shall be made pursuant to the wire transfer instructions submitted by the Borrower and confirmed by the Trustee or other paying agent, if applicable. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrower the amount of its or their Commitment Percentage for such Loans as provided in Section 12.5.

                           (b)      Unless the Agent shall have been notified by
any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender's Commitment Percentage of the proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to
(i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

             Section 2.9 Use of Proceeds. The Borrower will use the proceeds of the Loans solely to repay the Maturing Notes. Notwithstanding anything herein to the contrary, Borrower shall not be entitled to receive a Loan unless Borrower shall have delivered to Agent evidence reasonably satisfactory to the Agent that the remaining balance of amounts due with respect to the Maturing Notes is being deposited with the Trustee or other paying agent with respect thereto, and Agent may at its option disburse such amounts directly to the Trustee or other paying agent.

Section 3.   REPAYMENT OF THE LOANS.

             Section 3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

             Section 3.2 Mandatory Prepayments. If at any time the sum of the aggregate outstanding principal amount of the Loans exceeds the aggregate Commitments, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in Section 3.4, together with any additional amounts payable pursuant to Section 4.8. Additionally, if the Borrower shall repay the "Obligations" under and as defined in the Master Credit Agreement or the Master Credit Agreement shall terminate, then all Obligations shall immediately become due and payable and Borrower shall immediately pay to Agent for the respective accounts of the Lenders all Obligations outstanding hereunder.

             Section 3.3 Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this
Section 3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) days prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid.

             Section 3.4 Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under Section 3.2, Section 3.3 and Section 3.5 shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. No amount of the Loans prepaid under this Agreement may be reborrowed.

Section 4.   CERTAIN GENERAL PROVISIONS.

             Section 4.1   Conversion Options.

                           (a)      The Borrower may elect from time to time to
convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one
(1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and
(iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000 or a LIBOR Rate Loan in a principal amount of less than $2,000,000 and that the principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                           (b)      Any LIBOR Rate Loan may be continued as such
Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                           (c)      In the event that the Borrower does not
notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

             Section 4.2 Closing Fee. Borrower agrees to pay to Fleet on the Closing Date certain fees ("Closing Date Fees") for services rendered or to be rendered in connection with the Loans as provided pursuant to an Agreement Regarding Fees dated as of even date herewith between the Borrower and Fleet. Fleet shall pay on the Closing Date to the other Lenders a closing fee in accordance with their separate agreement (provided that Fleet's obligation to pay such fees shall be subject to the prior payment by Borrower to Fleet of the Closing Date Fees). Then prior to or simultaneously with the disbursement of any Loan amounts to Borrower, Borrower will pay to Fleet certain other fees ("Funding Fees") for services rendered or to be rendered in connection with the Loans also as provided pursuant to the Agreement Regarding Fees. If Fleet does not receive the total amount of Funding Fees owing from Borrower, then the Lenders shall be under no obligation to disburse any Loan funds to Borrower. If Fleet does receive the total amount of Funding Fees owing from Borrower, then Fleet shall pay to the other Lenders certain other fees in accordance with their separate agreement (provided that Fleet's obligation to pay such fees shall be subject to the prior payment by Borrower to Fleet of the Funding Fees).

         Section 4.3 Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an annual Agent's fee as provided in the Agreement Regarding Fees dated of even date herewith between Borrower and Fleet. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitments. The Agent's fee for any partial quarter shall be prorated.

         Section 4.4       Funds for Payments.

                           (a)      All payments of principal, interest,
facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with Fleet, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents.

                           (b)      All payments by the Borrower hereunder and
under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.

                           (c)      Each Lender organized under the laws of a
jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.

                           (d)      The obligations of the Borrower to the
Lenders under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, or any of the other Loan Documents; (ii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection this Agreement, any other Loan Document, or any unrelated transaction; (iii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(iv) the occurrence of any Default or Event of Default; and (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

             Section 4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

             Section 4.6 Inability to Determine LIBOR. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

             Section 4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. In the event that the applicable Lender shall be replaced pursuant to Section 4.15, then to the extent the terms of this Section 4.7 are not otherwise applicable, Borrower again shall be permitted to request LIBOR Rate Loans.

             Section 4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in Section 12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate such Lenders for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of LIBOR applicable to such LIBOR Rate Loan (including any spread over LIBOR) minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable) and that a Lender shall not be obligated or required to have actually obtained funds at LIBOR or to have actually reinvested such amounts as described above. Such amount shall be reduced to present value by using the rate on the United States Treasury Securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

             Section 4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                           (a)      subject any Lender or the Agent to any tax,
levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or

                           (b)      materially change the basis of taxation
(except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

                           (c)      impose or increase or render applicable any
special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

                           (d)      impose on any Lender or the Agent any other
conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing is:

                                    (i)      to increase the cost to any Lender
of making, funding, issuing, renewing, extending or maintaining any of the Loans, or such Lender's Commitment, or

                                    (ii)     to reduce the amount of principal,
interest or other amount payable to any Lender or the Agent hereunder on account of such Lender's Commitment or any of the Loans, or

                                    (iii)    to require any Lender or the Agent
to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

             Section 4.10 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company' s capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company' s then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender's calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

             Section 4.11 Indemnity of Borrower. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or a conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion/Continuation Request.

             Section 4.12 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable at such time (the "Default Rate"), until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to five percent (5.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due.

             Section 4.13 Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or Section 4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

             Section 4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.

             Section 4.15 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in Section
4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10, then, upon request of Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender's offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in Section 4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10 (each, an "Affected Lender"), then, within thirty (30) days after such notice or request for payment or compensation, Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender's Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender, including principal and all accrued and unpaid interest or fees.

Section 5.   GUARANTY.

             Section 5.1 Guaranty. The Obligations shall be guaranteed pursuant to the Guaranty.

             Section 5.2 Additional Guarantors. In the event that Borrower shall, after the date hereof, have an Investment in any Subsidiary in which Borrower directly or indirectly owns a one hundred percent (100%) interest (including, without limitation, any Subsidiaries owned by JDN Development Investment, L.P. and JDN Holdings), Borrower shall cause each such Subsidiary to execute and deliver to Agent a Guaranty, and such Subsidiary shall become a Guarantor hereunder; provided, however, to the extent Borrower has an Investment in any such Subsidiary which is established as a special purpose entity to own Real Estate or equity interests related thereto and any loan documents, if any, to which any new Subsidiary directly owning title to any Real Estate is a party prohibit such new Subsidiary from guarantying the Obligations, Borrower shall not be obligated to cause such new Subsidiary to become a Guarantor. Borrower further covenants and agrees that Borrower shall cause each Subsidiary of Borrower that becomes a Guarantor pursuant to this Section 5.2 to become a party to the Contribution Agreement. The organizational agreements of each such Subsidiary created after the date hereof shall specifically authorize each such Subsidiary to guarantee the Obligations and to execute the Contribution Agreement. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Guaranty, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require. Nothing herein shall modify the provisions of Section 8.3(i).

             Section 5.3 Release of Certain Subsidiary Guarantors. In the event that a Subsidiary Guarantor shall transfer all of its assets for fair value and for cash in the ordinary course of its business, then such Subsidiary Guarantor may be released by Agent from liability under the Guaranty provided that the Borrower shall deliver to Agent evidence satisfactory to Agent that (a) the Borrower will be in compliance with all covenants of this Agreement after giving effect to such sale and release, (b) such Subsidiary Guarantor shall be legally dissolved after its release from the Guaranty, and (c) the net cash proceeds from such sale are being distributed to Borrower as part of such dissolution. The provisions of this Section 5.3 shall not apply to JDN AL, JDN DCI, JDN Holdings, JDN LP, Inc.

Section 6.   REPRESENTATIONS AND WARRANTIES.

             The Borrower represents and warrants to the Agent and the Lenders as follows.

             Section 6.1   Corporate Authority, Etc.

                           (a)      Incorporation; Good Standing. The Borrower
is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is in good standing under the laws of Maryland. Borrower conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder. The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdictions where the properties owned or leased by it are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of Borrower.

                           (b)      Subsidiaries. Each of the Guarantors and
each of the Subsidiaries of the Borrower and each Guarantor (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantors or such Subsidiary.

                           (c)      Authorization. The execution, delivery and
performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties (including, without limitation, any agreements relating to the Transaction), (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

                           (d)      Enforceability. The execution and delivery
of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

             Section 6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

             Section 6.3   Title to Properties. Except as indicated on Schedule
6.3 hereto, the Borrower, the Guarantors and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of Borrower as at the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) or other adjustments that are not material in amount, subject to no rights of others, including any mortgages, leases pursuant to which Borrower or any of such Subsidiaries is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

             Section 6.4   Financial Statements. The Borrower has furnished to
Agent: (a) the consolidated balance sheet of Borrower and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the fiscal year then ended, and (b) certain other financial information relating to the Borrower, the Guarantors and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

             Section 6.5 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, any Guarantor and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that could not reasonably be expected to have a Material Adverse Effect.

             Section 6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

             Section 6.7 Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, which relate to or arise from the Transaction, or which if adversely determined could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any property owned by any of them. The litigation and investigations described in items 1, 2, 3, 4, 5 and 6 in Schedule 6.7 hereto have been settled and such settlements have received final approval by all applicable courts and other Persons, all funds or other consideration to be paid or otherwise provided in connection therewith has been fully paid or provided by Borrower and all claims relating to such litigation and investigations have been dismissed with prejudice.

             Section 6.8 No Materially Adverse Contracts, Etc. None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

             Section 6.9 Compliance with Other Instruments, Laws, Etc. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to materially and adversely affect the financial condition, properties or business of such Person.

             Section 6.10 Tax Status. Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and
(c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

             Section 6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

             Section 6.12 Holding Company and Investment Company Acts. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

             Section 6.13 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to and approved by the Agent, there is no financing statement (but excluding any financing statements that may be filed against Borrower, any Guarantor or their respective Subsidiaries without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, any Guarantor or their respective Subsidiaries or rights thereunder.

             Section 6.14  [Intentionally Omitted].

             Section 6.15  Certain Transactions. Except as disclosed on Schedule
6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any material agreement with the Borrower, any Guarantor or any of their respective Subsidiaries (other than for services as partners, managers, members, employees, officers and directors), including any such agreement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

             Section 6.16 Employee Benefit Plans. The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, any Guarantor nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

             Section 6.17 Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Lenders, and the written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the properties thereof (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the

Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower's and/or Guarantors' counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

             Section 6.18 Trade Name; Place of Business. Neither the Borrower nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of each of the Borrower and each Guarantor is 359 E. Paces Ferry Road, N.E., Suite 400, Atlanta, Georgia 30305.

             Section 6.19 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

             Section 6.20 Environmental Compliance. The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, except as specifically set forth in the written environmental site assessment reports of the Environmental Engineer provided to the Agent on or before the date hereof, or in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent, makes the following representations and warranties:

                           (a)      Neither the Borrower, any Guarantor, their
respective Subsidiaries nor to the best knowledge and belief of Borrower any operator of the Real Estate, nor any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves Real Estate and would have a Material Adverse Effect.

                           (b)      Neither the Borrower, any Guarantor nor any
of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States

Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                           (c)      (i) No portion of the Real Estate has been
used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, any Guarantor, their respective Subsidiaries or, to the best knowledge and belief of the Borrower, the operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of an office building or retail establishment in the ordinary course of business, and in any event in compliance with all Environmental Laws) (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any Real Estate, which Release could have a Material Adverse Effect; (iv) except as set forth on Schedule 6.20 hereto, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and
(v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws. The representation set forth in this Section 6.20(c) with respect to activities of lessees and other third parties unrelated to Borrower or any Guarantor shall be limited to the best knowledge and belief of the Borrower.

                           (d)      None of the Borrower, any Guarantor, their
respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.

                           (e)      There are no existing or closed sanitary
landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Real Estate.

                           (f)      There has been no claim by any party that
any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which could reasonably be expected to have a Material Adverse Effect, nor is there any knowledge of any basis for such a claim.

                           (g)      In the event that any event or circumstance
described in Section 6.20 shall occur with respect to any Real Estate of Borrower, Guarantor or their respective Subsidiaries after the date hereof that Borrower is permitted to address pursuant to Section 8.6, such event or circumstance shall not constitute a misrepresentation of Borrower at any time the representations and warranties under this Section 6.20 are repeated or deemed repeated.

             Section 6.21 Subsidiaries. Schedule 6.21(a) sets forth, as of the date hereof, all of the Subsidiaries of the Borrower and the Guarantors, the form and jurisdiction of organization of each of the Subsidiaries, and the owners of the direct and indirect ownership interests therein. Schedule 6.21(b) sets forth, as of the date hereof, all of the Affiliates of the Borrower and its Subsidiaries that are not also Subsidiaries, the form and jurisdiction of organization of each of the Affiliates, the Borrower's or its Subsidiary's ownership interest therein and the other owners of the applicable Affiliates. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.21(a) and 6.21(b) except as set forth on such Schedules.

             Section 6.22  [Intentionally Omitted].

             Section 6.23 Property. All of the Real Estate of the Borrower, Guarantors and their respective Subsidiaries is in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted in the Loan Documents, except for such portion of such Real Estate which is not occupied by any tenant and where such failure would not have a Material Adverse Effect. Such Real Estate, and the use and operation thereof, is in material compliance with all applicable zoning, building codes and other applicable governmental regulations. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Real Estate which are payable by the Borrower or any Guarantor (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of the Borrower, the Guarantors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any Material Adverse Effect. None of the property of the Borrower, the Guarantors or their respective Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any Material Adverse Effect.

             Section 6.24 Brokers. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

             Section 6.25 Other Debt. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of the payment of any Indebtedness in an amount equal to or greater than $1,000,000.00 or the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor. Schedule 6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount equal to or greater than $1,000,000.00, and the Borrower has provided the Agent with true, correct and complete copies thereof.

             Section 6.26 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

             Section 6.27 No Bankruptcy Filing. None of the Borrower or any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

             Section 6.28 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

             Section 6.29 Transaction in Best Interests of Borrower; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor, their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, their respective Subsidiaries, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

             Section 6.30 Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

             Section 6.31  [Intentionally Omitted].

             Section 6.32 Transaction Documents. Borrower has delivered to Agent true, correct and complete copies of all agreements relating to the Transaction.

Section 7.   AFFIRMATIVE COVENANTS.

             The Borrower covenants and agrees that, so long as any Loan or
Note is outstanding or any Lender has any obligation to make any Loan:

             Section 7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

             Section 7.2 Maintenance of Office. The Borrower and each Guarantor will maintain its respective chief executive office at 359 E. Paces Ferry Road, N.E., Suite 400, Atlanta, Georgia 30305, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

             Section 7.3 Records and Accounts. The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep, proper records and books of account in which true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Required Lenders,
(x) make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described in Section
6.4 or Section 7.4, or (y) change its fiscal year.

             Section 7.4 Financial Statements, Certificates and Information. Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:

                           (a)      as soon as practicable, but in any event not
later than ninety (90) days after the end of each fiscal year of Borrower, the audited consolidated balance sheet of Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor's report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent (the foregoing may be satisfied by delivery of the Form 10-K of the Borrower filed with the SEC), and any other information the Lenders may reasonably request to complete a financial analysis of the Borrower and its Subsidiaries, together with a written statement from such accountants to the effect that they have read this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                           (b)      as soon as practicable, but in any event not
later than forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (the foregoing may be satisfied by delivery of the Form 10-Q of the Borrower filed with the SEC), together with a certification by the chief financial officer or accounting officer of Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                           (c)      simultaneously with the delivery of the
financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the chief financial officer or chief accounting officer of Borrower in the form of Exhibit K hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in Section 9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable.

                           (d)      contemporaneously with the delivery of the
financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the Borrower and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

                           (e)      [Intentionally omitted];

                           (f)      simultaneously with the delivery of the
financial statement referred to in subsections (a) and (b) above, a supplemental investor package containing financial and statistical information related to the applicable quarter in the form delivered to the Agent prior to the Closing Date, together with a statement of sources and uses of funds with respect to properties under development;

                           (g)      contemporaneously with the filing or mailing
thereof, copies of all material of a financial nature, reports or proxy statements sent to the shareholders of the Borrower;

                           (h)      promptly after they are filed with the
Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and each Guarantor;

                           (i)      promptly upon the filing hereof, copies of
all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall file with the SEC;

                           (j)      not later than five (5) Business Days after
the Borrower receives notice of the same from any of the Rating Agencies or otherwise learns of the same, notice of the issuance of any change in the Rating by any of the Rating Agencies in respect of the Borrower or any debt of the Borrower (including any change in the Rating), together with the details thereof, and of any announcement by any of the Rating Agencies that any such Rating is "under review" or that any such Rating has been placed on a watch list or that any similar action has been taken by any of the Rating Agencies;

                           (k)      intentionally omitted;

                           (l)      not later than November 15 of each year, the
cash flow projections for the Borrower and its Subsidiaries for the next three
(3) years; and

                           (m)      from time to time such other financial data
and information in the possession of the Borrower, each Guarantor or their respective Subsidiaries (including without limitation auditors' management letters, status of litigation or investigations against the Borrower and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or any Guarantor) as the Agent may reasonably request. Information concerning such litigation or settlement discussions shall not include attorney-client privileged communications, but shall otherwise include information which may be confidential or subject to a work-product privilege so that the Agent and the Lenders receive the same level of disclosure from the Borrower with respect to such matters as has been made prior to the Closing Date.

             Section 7.5   Notices.

                           (a)      Defaults. The Borrower will immediately upon
becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a "notice of default". If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                           (b)      Environmental Events. The Borrower will give
notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in an amount that may be required to be contained, removed or otherwise remediated at or from any Real Estate; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves Real Estate and could reasonably be expected to have a Material Adverse Effect.

                           (c)      [Intentionally Omitted].

                           (d)      Notice of Litigation and Judgments. The
Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against any of the Borrower, any Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower and each Guarantor will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten days of any judgment not covered by insurance, whether final or otherwise, against any of the Borrower, any Guarantor or any of their respective Subsidiaries in an amount in excess of $1,000,000.

                           (e)      Notice of Proposed Sales, Encumbrances,
Refinance or Transfer of Real Estate. The Borrower will give notice to the Agent of any completed sale, encumbrance, refinance or transfer of any Real Estate or other Investments of the type described in Section 8.3(i) of the Borrower, any Guarantor or their respective Subsidiaries within any fiscal quarter of Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Agent and the Lenders under Section
7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment of the type described in Section 8.3(i) involving Real Estate or such other Investment in an amount in excess of $50,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided to the Agent and the Lenders under
Section 6.4 or Section 7.4, adjusted as provided in this paragraph.

                           (f)      ERISA. The Borrower will give notice to the
Agent within five (5) Business Days after the Borrower or any ERISA Affiliate
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

                           (g)      Notification of Lenders. Within five (5)
Business Days after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

                           (h)      Notice of Designation of Additional Existing
Properties Under Construction. At any time prior to March 14, 2003, Borrower may deliver to Agent written notice that an Existing Pre-Development Property or Announced Project has become part of the Existing Properties Under Construction. No such designation as to an Existing Pre-Development Property may be made unless Borrower delivers to Agent reasonably satisfactory evidence to Agent that Borrower or its Subsidiary has acquired such land, has with respect to such property entered into a lease or commitment letter with an anchor tenant consistent with anchors of the other retail shopping centers of Borrower and its Subsidiaries (or, consistent with Borrower's business strategy prior to the date hereof, if such project does not contemplate the inclusion of an anchor tenant, Borrower delivers evidence to the reasonable satisfaction of Agent that construction activities should commence), and construction of above-ground improvements (not including infrastructure or other site improvements) has begun. Upon satisfaction of the foregoing conditions prior to March 14, 2003, a property that is one of the Existing Pre-Development Properties will become one of the Existing Properties Under Construction, and Agent may unilaterally amend
Schedule 2.9(b) to reflect such addition. In addition, no such designation as to an Announced Project may be made unless Borrower delivers to Agent reasonably satisfactory evidence to Agent that Borrower or its Subsidiary has with respect to such property entered into a lease or commitment letter with an anchor tenant consistent with anchors of the other retail shopping centers of Borrower and its Subsidiaries (or, consistent with Borrower's business strategy prior to the date hereof, if such project does not contemplate the inclusion of an anchor tenant, Borrower delivers evidence to the reasonable satisfaction of Agent that construction activities should commence). Upon satisfaction of the foregoing condition prior to March 14, 2003, a property that is one of the Announced Projects will become one of the Existing Properties Under Construction, and Agent may unilaterally amend Schedule 2.9(b) to reflect such addition. No property may be added to Existing Properties Under Construction on or after March 14, 2003 without the consent of the Required Lenders.

             Section 7.6   Existence; Maintenance of Properties.

                           (a)      The Borrower will preserve and keep in full
force and effect its existence as a Maryland corporation. Each Guarantor will preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation. The Borrower and each Guarantor will cause each of their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower will preserve and keep in full force all of its rights and franchises and those of its Subsidiaries, the preservation of which is necessary to the conduct of their business. Borrower shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT status. The common stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange (NYSE), unless otherwise consented to by the Required Lenders. The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Guarantors.

                           (b)      The Borrower (i) will cause all of its
properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would cause a Material Adverse Effect.

             Section 7.7   Insurance.

                           (a)      The Borrower will procure and maintain or
cause to be procured and maintained insurance covering the Borrower and the Guarantors and their respective Subsidiaries, and their respective properties (the cost of such insurance to be borne by the insured thereunder) with financially sound and reputable insurers (or self-insurance provided by creditworthy tenants) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

                           (b)      The Borrower or the applicable Guarantor
shall pay all premiums on insurance policies.

             Section 7.8 Taxes; Liens. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any other property of Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, any such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, any such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

             Section 7.9 Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Lenders, through the Agent or any representative designated by the Agent, at the Borrower's expense and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrower, each Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, the Guarantors and their respective Subsidiaries.

             Section 7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and
(v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise Agent in writing in the event that Borrower shall determine that any investors in Borrower are in violation of such act.

             Section 7.11 Further Assurances. The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

             Section 7.12  [Intentionally Omitted].

             Section 7.13  [Intentionally Omitted].

             Section 7.14 Business Operations. The Borrower, the Guarantors and their respective Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents.

             Section 7.15  [Intentionally Omitted].

             Section 7.16 Ownership of Real Estate. Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of the Borrower, the Guarantors and any of their respective Subsidiaries in income-producing real estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower; provided, however that (i) subject to the restrictions contained in Section 8.3, the Borrower shall be permitted to own or lease interests in Real Estate together with other third party joint venture partners; (ii) any Subsidiary may acquire Real Estate in a like-kind exchange of Real Estate of such Person; (iii) Real Estate may be owned by Subsidiaries of the Borrower as permitted in Section
8.13 or with respect to development permitted pursuant to Section 8.9; and (iv) a Subsidiary of the Borrower which has developed income-producing real estate may continue to own such property provided that the owner thereof is a Guarantor.

             Section 7.17 Distributions of Income to the Borrower. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

             Section 7.18 Limiting Agreements. Should the Borrower, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness or Debt Offering providing for Indebtedness in excess of $500,000.00 or any Equity Offering, which agreements or documents include covenants, whether affirmative or negative, or any other provision which may have the same practical effect as any of the foregoing, which are individually or in the aggregate more restrictive against the Borrower, the Guarantors or their respective Subsidiaries than those set forth in Articles 8 or 9 of this Agreement, the Borrower shall promptly notify the Agent and, if requested by the Agent or the Required Lenders, the Borrower, the Agent, and the Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Agent or the Required Lenders in their sole discretion, and the Borrower shall cause the Guarantors to consent to such amendment. The Borrower agrees to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering from the Borrower, the Guarantors or any of their respective Subsidiaries as the Agent from time to time may request. Notwithstanding the foregoing, this Section 7.18 shall not apply to covenants (whether affirmative or negative), warranties, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) contained in any agreements or documents evidencing or securing Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

             Section 7.19  [Intentionally Omitted].

             Section 7.20  [Intentionally Omitted].

             Section 7.21 Master Credit Agreement. Borrower shall perform all of its covenants under the Master Credit Agreement and any and all "Loan Documents" (as defined therein), and shall not permit the occurrence of an "Event of Default" thereunder. Borrower shall at all times maintain an amount of availability under the Master Credit Agreement not less than the Master Credit Agreement Maturing Notes Contribution and shall not terminate the Master Credit Agreement or any "Loan Documents" (as defined therein). In the event that the Maturing Notes come due on March 31, 2003, then on or before March 28, 2003, the Borrower shall draw and cause to be funded from the Master Credit Agreement, an amount equal to the Master Credit Agreement Maturing Notes Contribution. Such proceeds shall be used solely to pay the Maturing Notes on or before March 31, 2003. Borrower shall cause the Maturing Notes to be paid in full on or before March 31, 2003 in the event that the Maturing Notes mature or otherwise come due on March 31, 2003.

Section 8.   NEGATIVE COVENANTS.

             The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

             Section 8.1 Restrictions on Indebtedness. The Borrower will not, and will not permit its respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                           (a)      Indebtedness to the Lenders arising under
any of the Loan Documents;

                           (b)      current liabilities of the Borrower, the
Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                           (c)      Indebtedness in respect of taxes,
assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                           (d)      Indebtedness in respect of judgments only to
the extent, for the period and for an amount not resulting in a Default;

                           (e)      endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                           (f)      Indebtedness in respect of reverse
repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

                           (g)      subject to the provisions of Section 9,
Indebtedness of the Borrower and its Subsidiaries; provided that, unless otherwise approved by Agent, no Indebtedness incurred after the Closing Date that is recourse to Borrower shall bear a maturity date that is sooner than 180 days after the Maturity Date;

                           (h)      unsecured Indebtedness of Subsidiaries of
the Borrower to Borrower provided that repayment of such Indebtedness shall be subordinate at all times to the repayment of the Obligations pursuant to a subordination agreement reasonably satisfactory to Agent; and

                           (i)      Indebtedness under the Master Credit
Agreement and the "Loan Documents" (as defined therein).

             Section 8.2 Restrictions on Liens, Etc. The Borrower will not, and will not permit its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse(provided that this clause (e) shall not prohibit a true sale of a land option or development agreement); or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, "Liens"); provided that the Borrower and any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

                                    (i)      Liens on properties to secure
taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not then delinquent;

                                    (ii)     deposits or pledges made in
connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                                    (iii)    Liens in respect of judgments,
awards or Indebtedness which is permitted by Section 8.1(d) or Section 8.1(g);

                                    (iv)     encumbrances on properties other
than a "Mortgaged Property" (as such term is defined in the Master Credit Agreement) consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantors or any such Subsidiary is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a materially adverse effect on the business of the Borrower on a consolidated basis; and

                                    (v)      liens in favor of the "Agent" and
the "Lenders" under and as defined in the Master Credit Agreement to secure the "Obligations" and the "Hedge Obligations" (as such terms are defined in the Master Credit Agreement).

             Section 8.3 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                           (a)      marketable direct or guaranteed obligations
of the United States of America that mature within one (1) year from the date of purchase by the Borrower or any such Subsidiary;

                           (b)      marketable direct obligations of any of the
following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or bank of the United States of America;

                           (c)      demand deposits, certificates of deposit,
bankers acceptances and time deposits of any of the Lenders or any United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $1,000,000;

                           (d)      securities commonly known as "commercial
paper" issued by any Lender, or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                           (e)      mortgage-backed securities guaranteed by the
Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                           (f)      repurchase agreements having a term not
greater than 180 days and fully secured by securities described in the foregoing subsections (a), (b) or (e) with the Lenders, banks described in the foregoing subsection (c) or financial institutions or other corporations having total assets in excess of $500,000,000;

                           (g)      shares of so-called "money market funds"
registered with the Securities and Exchange Commission under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                           (h)      subject to Section 7.16 and Section 9,
options, easements, licenses, fee interests and leasehold interests and similar interests in Real Estate utilized or to be utilized principally for retail shopping center purposes or a related purpose, including earnest money deposits relating thereto and transaction costs;

                           (i)      subject to the terms of this Agreement,
Investments in Subsidiaries of Borrower existing as of the date hereof;

                           (j)      loans or advances to employees and directors
not exceeding $1,000,000.00 in the aggregate principal amount outstanding at any time;

                           (k)      deposits required by government agencies or
public utilities;

                           (l)      loans and advances existing as of the date
of this Agreement by the Borrower and the Guarantors to any JDN Venture which are evidenced by notes in an aggregate amount which, together with Investments permitted by Section 8.3(m), do not exceed ten percent (10%) of Borrower's Consolidated Total Assets as of the end of the most recent fiscal quarter of Borrower;

                           (m)      other Investments (i) existing as of the
date of this Agreement by the Borrower and the Guarantors (including Investments in Persons over which, after giving effect to such Investment, the Borrower or the Guarantors do not have control), (ii) in those properties or Persons described on Schedule 8.3 in the amounts set forth therein, or (iii) in an amount not to exceed $1,000,000.00, which Investments in the aggregate do not exceed five percent (5%) of Borrower's Consolidated Total Assets as of the end of the most recent fiscal quarter of Borrower; and

                           (n)      Investments existing as of the date of this
Agreement in any common stock issued by the Borrower which has been repurchased by the Borrower or any of its Subsidiaries, provided that in no event shall such Investments exceed in the aggregate $25,000,000.00 (based upon the cost to acquire such stock).

             Section 8.4 Merger, Consolidation. The Borrower will not, and will not permit its Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions involving amounts in excess of $50,000,000.00 which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders, except for (i) the merger or consolidation of two or more Subsidiaries of the Borrower or any Guarantor, and (ii) the merger or consolidation of one or more of the Subsidiaries of the

Borrower with and into the Borrower where the Borrower is the sole surviving entity. Without limiting the foregoing, the consummation of the Transaction shall constitute a violation of this Section 8.4.

             Section 8.5 Sale and Leaseback. The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate.

             Section 8.6 Compliance with Environmental Laws. The Borrower will not, and will not permit its Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

             The Borrower shall, and shall cause its Subsidiaries to:

                                    (i)      in the event of any change in
Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate in violation of applicable Environmental Laws; and

                                    (ii)     if any Release or disposal of
Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations and to the reasonable satisfaction of the Agent; provided, that each of the Borrower and its Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Agent and no action shall have been commenced by any enforcement agency. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

             Section 8.7 Distributions. The Borrower will not make any Distributions which would violate any of the following covenants:

                           (a)      The Borrower will not pay any Distributions
to its shareholders except as follows:

                                    (i)      For the fourth (4th) calendar
quarter of 2002, Borrower's quarterly dividend with respect to common stock outstanding as of the date of this Agreement, which dividend shall not exceed $0.27 per share;

                                    (ii)     For the first (1st) calendar
quarter of 2003, Borrower's quarterly dividend with respect to common stock outstanding as of the date of this Agreement, which dividend shall not exceed $0.20 per share; and

                                    (iii)    For the first (1st) and second
(2nd) calendar quarters of 2003, Borrower shall be permitted to pay quarterly dividends on its preferred stock outstanding as of the date of this Agreement in the amount of $0.586 per share; and

                                    (iv)     From and after the payment by
Borrower of its Distribution to its common shareholders during the first (1st) calendar quarter of 2003 and the payment of its quarterly dividend on its preferred stock as provided in Section 8.7(a)(iii) during the second (2nd) calendar quarter of 2003, Borrower shall not make any Distributions to its common shareholders other than the amount which, when added to the amount of Distributions paid on its preferred stock pursuant to Section 8.7(a)(iii) for such quarter and all Distributions previously paid during such calendar year, do not exceed in the aggregate ninety percent (90%) of "REIT taxable income" (as defined in the Code) calculated on a cumulative basis for such calendar year;

                           (b)      Notwithstanding the terms of Section 8.7(a),
commencing with the third (3rd) calendar quarter of 2003 and for each calendar quarter thereafter, the Borrower shall not make any Distributions other than Distributions to its common or preferred shareholders provided that such Distributions in the aggregate do not exceed ninety percent (90%) of "REIT taxable income" calculated on a cumulative basis in a calendar year;

                           (c)      In the event that an Event of Default shall
have occurred and be continuing, the Borrower shall not make any Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of Borrower, as evidenced by a certification of the chief financial officer of the Borrower containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; and

                           (d)      In the event that an Event of Default shall
have occurred and be continuing and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, either directly or indirectly.

             Section 8.8 Asset Sales. The Borrower will not, and will not permit its Subsidiaries to, sell, transfer or otherwise dispose of any asset other than for fair market value. In the event that such disposition is of Real Estate or equity interests having a value greater than $50,000,000.00, a Compliance Certificate demonstrating compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition.

             Section 8.9 Development Activity. The Borrower will not, and will not permit its Subsidiaries or Affiliates to, engage, directly or indirectly (including through any Affiliate in which the Borrower or its Subsidiaries owns a Minority Interest or through other Investments), in the development of properties without the prior written consent of the Required Lenders in their sole discretion; provided that without the consent of the Required Lenders, prior to March 14, 2003 the Borrower or any of its Subsidiaries or Affiliates may engage in the development of Existing Pre-Development Properties, Announced Projects and Existing Properties Under Construction, provided that the aggregate amount of Construction in Progress with respect thereto at any time shall not exceed thirty percent (30%) of the Consolidated Total Assets of Borrower, and from and after March 14, 2003, the Borrower or any of its Subsidiaries or Affiliates may only engage in the development of Announced Projects in an aggregate amount not to exceed $50,000.00 in any fiscal quarter and Existing Properties Under Construction provided that the aggregate amount of Construction in Progress at any time shall not exceed thirty percent (30%) of the Consolidated Total Assets of the Borrower. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center or a substantial renovation or expansion of improvements to Real Estate which materially change the character or size thereof. The Borrower will, and will cause each of its Subsidiaries to, at all times that it is engaging in any development as provided herein, maintain available sources of capital acceptable to the Agent in its reasonable discretion equal to the total cost to acquire and complete such developments and to purchase such properties except where such a failure could not be reasonably expected to have a Material Adverse Effect. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.9.

             Section 8.10 Restriction on Prepayment of Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, (a) prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default, or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness; provided, that this Section 8.10 shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1; and (y) the prepayment of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness.

             Section 8.11  [Intentionally Omitted].

             Section 8.12 Derivative Obligations. Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivative Obligations except the Interest Rate Contracts permitted pursuant to
Section 8.1.

             Section 8.13 Bankruptcy Remote Subsidiaries. Without the consent of the Agent, neither the Borrower nor any of its Subsidiaries shall create any new single purpose, special purpose or other so-called bankruptcy remote subsidiaries (such as an entity to be a borrower in a REMIC), as determined by the Agent in its reasonable discretion.

             Section 8.14 Employment Contracts. Borrower shall not modify or amend in any material respect any of the Employment Contracts, and shall cause the Employment Contracts at all times to remain in full force and effect.

Section 9    FINANCIAL COVENANTS.

         The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loan:

             Section 9.1   [Intentionally Omitted].

             Section 9.2 Fixed Charge Coverage. Borrower will not permit the Adjusted Consolidated EBITDA of the Borrower and its Subsidiaries for any period of two consecutive fiscal quarters (treated as a single accounting) (the "Test Period") to be less than 1.40 times the Consolidated Fixed Charges of the Borrower and its Subsidiaries for the Test Period.

             Section 9.3 Secured Debt Ratio. Borrower will not permit the aggregate principal amount of all outstanding Secured Debt of the Borrower and its Subsidiaries other than Intercompany Debt to be greater than 40% of the Total Assets of the Borrower and its Subsidiaries.

             Section 9.4 Maximum Land Assets. The Borrower shall not permit the ratio of the value, determined in accordance with GAAP, of its direct and indirect interests in Land Assets to the Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.05 to 1.

             Section 9.5 Net Worth. The Consolidated Tangible Net Worth of the Borrower will not at any time be less than Minimum Consolidated Tangible Net Worth.

             Section 9.6 Liabilities to Assets Ratio. The ratio of Consolidated Total Liabilities of Borrower and its Subsidiaries to Consolidated Total Assets of Borrower and its Subsidiaries at the end of any fiscal quarter shall not exceed 0.60 to 1.

             Section 9.7 EBITDA Coverage. The Consolidated EBITDA of Borrower and its Subsidiaries for the Test Period shall not be less than 2.00 times the Consolidated Interest Expense of Borrower and its Subsidiaries for such period.

             Section 9.8   [Intentionally Omitted].

             Section 9.9 Limitation on Incurrence of Total Debt. The Borrower will not permit the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries determined in accordance with GAAP other than Intercompany Debt to be greater than 60% of Total Assets.

             Section 9.10 Total Unencumbered Assets to Unsecured Debt. The Borrower will not permit the Total Unencumbered Assets of Borrower and its Subsidiaries to be less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Borrower and its Subsidiaries.

Section 10.  CLOSING CONDITIONS.

             The obligation of the Agent and the Lenders to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent:

             Section 10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have received the fully executed original of its Note.

             Section 10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer or partner of such Person, as applicable, to be true and complete, of the partnership agreement or corporate charter of the Borrower and such Guarantor, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

             Section 10.3 Resolutions. All action on the part of the Borrower and each applicable Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

             Section 10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from Borrower and each applicable corporate Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from each applicable partnership Guarantor a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Person and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

             Section 10.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

             Section 10.6 Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to Section 4.2.

             Section 10.7  [Intentionally Omitted].

             Section 10.8 Performance; No Default. Borrower and the applicable Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

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

             Section 10.9 Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

             Section 10.10 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

             Section 10.11 Master Credit Agreement. The Master Credit Agreement shall be in full force and effect and no "Default" or "Event of Default" shall have occurred thereunder.

             Section 10.12 Compliance Certificate. The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which Borrower has provided financial statements under
Section 6.4 adjusted in the best good faith estimate of Borrower as of the Closing Date.

             Section 10.13 [Intentionally Omitted].

             Section 10.14 [Intentionally Omitted].

             Section 10.15 Stockholder and Partner Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

             Section 10.16 [Intentionally Omitted].

             Section 10.17 Contribution Agreement. The Agent shall have received an executed counterpart of the Contribution Agreement.

             Section 10.18 [Intentionally Omitted].

             Section 10.19 Employment Contracts. The Agent shall have received copies of the executed Employment Contracts, each of which shall be in full force and effect.

             Section 10.20 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

Section 11.  CONDITIONS TO BORROWING.

             The obligations of the Lenders to make their respective Loan shall be subject to the satisfaction of the following conditions precedent:

             Section 11.1 Prior Conditions Satisfied. All conditions set forth in Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

             Section 11.2 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

             Section 11.3 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

             Section 11.4 Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

             Section 11.5 Proceedings and Documents. All proceedings in connection with such Loan shall be reasonably satisfactory in substance and in form to the Agent, and the Agent's counsel in form and substance and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

             Section 11.6 Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by Section 2.7.

             Section 11.7 Maturing Notes. Borrower shall have delivered to Agent evidence reasonably satisfactory to the Agent that the remaining balance of amounts due with respect to the Maturing Notes is being deposited with the Trustee or other paying agent therefor.

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

             Section 12.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

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

                           (a)      the Borrower shall fail to pay any principal
of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (b)      the Borrower shall fail to pay any interest
on the Loans, or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (c)      intentionally omitted;

                           (d)      the Borrower shall fail to comply with any
covenant contained in Section 9.2, Section 9.3, Section 9.4, Section 9.5,
Section 9.6, Section 9.7, Section 9.9 or Section 9.10 and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                           (e)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this Section 12 or in the other Loan Documents);

                           (f)      any representation or warranty made by or on
behalf of the Borrower, the Guarantors, or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                           (g)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(g), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;

                           (h)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                           (i)      a petition or application shall be filed for
the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

                           (j)      a decree or order is entered appointing a
trustee, custodian, liquidator or receiver for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                           (k)      there shall remain in force, undischarged,
unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against any of the Borrower, the Guarantors, or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $5,000,000;

                           (l)      any of the Loan Documents or the
Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of any of the Borrower or the Guarantors, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

                           (m)      any dissolution, termination, partial or
complete liquidation, merger or consolidation of any of the Borrower or any Guarantor shall occur or any sale, transfer or other disposition of the assets of any of the Borrower or any Guarantor shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

                           (n)      with respect to any Guaranteed Pension Plan,
an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                           (o)      any suit or proceeding shall be filed
against or with respect to the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral which in the good faith business judgment of the Required Lenders after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding shall not have been dismissed within sixty (60) days following the filing thereof;

                           (p)      the Borrower, any Guarantor or any of their
respective Subsidiaries or any Person so connected with any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower, any Guarantor or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could have a Material Adverse Effect;

                           (q)      any Guarantor denies that it has any
liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor's intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or any other Loan Document beyond any applicable cure period;

                           (r)      any Change of Control shall occur;

                           (s)      an Event of Default under any of the other
Loan Documents shall occur; or

                           (t)      an "Event of Default" (as defined in the
Master Credit Agreement) shall occur;

then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent.

             Section 12.2  Limitation of Cure Periods.

                           (a)      Notwithstanding anything contained in
Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such Default within five (5) days following receipt of written notice of such Default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause
(i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7(a), to any default consisting of a failure to comply with Section 4.2, Section 7.4(c), Section 7.21, Section 8.1, Section 8.2, Section 8.4, Section 8.7(b), Section 8.7(c),
Section 8.7(d) or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents, and (iii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 8.7(a) resulting from events occurring after the declaration of a Distribution and not reasonably anticipated by Borrower that cause Borrower's estimate of its Funds from Operations to be incorrect, in the event that the Borrower cures such Default on or before the end of the next fiscal quarter of Borrower occurring after such Default.

                           (b)      Notwithstanding the provisions of subsection
(d) of Section 12.1, the cure period provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

             Section 12.3 Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender, the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Required Lenders, shall by notice to the Borrower terminate the obligation to make Loans. No termination under this Section 12.3 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

             Section 12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Lenders may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. If Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys' fees actually incurred (including attorneys' fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the

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

Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

             Section 12.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of Borrower or the Guarantors, such monies shall be distributed for application as follows:

                           (a)      First, to the payment of, or (as the case
may be) the reimbursement of the Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

                           (b)      Second, to all other Obligations (including
any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, the fees payable pursuant to Section 4.2 and the Agent's fee payable pursuant to Section 4.3; (ii) in the event that any Lender shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) except as otherwise provided in clause (i), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                           (c)      Third, the excess, if any, shall be returned
to the Borrower or to such other Persons as are entitled thereto.

Section 13.  SETOFF.

             During the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower or the Guarantors,

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

whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

Section 14.  THE AGENT.

             Section 14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term "Agent", it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

             Section 14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

             Section 14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Lenders for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

             Section 14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any

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instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors, or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

             Section 14.5  Payments.

                           (a)      A payment by the Borrower or any Guarantor
to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                           (b)      If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

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

                           (c)      Notwithstanding anything to the contrary
contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

             Section 14.6 Holders of Notes. Subject to the terms of Section 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

             Section 14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

             Section 14.8 Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

             Section 14.9 Resignation; Removal. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Lenders and the Borrower. The Required Lenders may remove the Agent from its capacity as Agent for failure to perform its material obligations under this Agreement provided that the Required Lenders shall have given prior written notice to the Agent of its failure to perform any of its material obligations under this Agreement and such failure shall not have been cured within thirty (30) calendar days after receipt of notice of such failure (or such failure cannot reasonably be cured within such thirty (30) day period, then within such longer period of time as may be necessary to complete such cure so long as Agent commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion). Upon any such resignation or removal, the Required Lenders shall have the right to appoint as a successor Agent any Lender or any financial institution whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's or not less than "A2" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or its removal, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's or not less than "A" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent thereafter arising. After any retiring or removed Agent's resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

             Section 14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Loan Documents and exercise all or any such other legal and equitable and other rights or remedies as it may have. The Required Lenders may direct, subject to the terms of any intercreditor agreement among the Agent and the Lenders, the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes that the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

Section 15.  EXPENSES.

             The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's gross or net income) including any documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, syndication or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under

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

Section 18.4), and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements of the Agent actually incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the making of each Loan hereunder, and the syndication of the Commitments pursuant to Section 18 (without duplication of those items addressed in subparagraph (c), above), (e) all reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) actually incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Lenders' relationship with the Borrower or the Guarantors, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by Fleet in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above). The covenants of this Section 15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

Section 16.  INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and each director, officer, employee, agent and Person who controls the Agent or any Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby or the Transaction including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Loans, (b) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (c) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (d) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), or (h) shareholder or other lawsuits threatened or filed, or investigations undertaken, as a result of or in any way arising out of or relating to the contemplation of the Transaction, the execution of documents relating to the Transaction, or the consummation of the Transaction, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower

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

hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

Section 17.  SURVIVAL OF COVENANTS, ETC.

             All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

Section 18.  ASSIGNMENT AND PARTICIPATION.

             Section 18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that (i) such consent shall not be required for any assignment to another Lender, to a lender which is and remains under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender, provided that such assignee shall remain a wholly-owned Subsidiary of such Lender, and (ii) the consent of Agent shall not be required if an Event of Default exists and is continuing so long as the assignee is an institutional lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit L annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or any Guarantor, which rights shall instead be allocated pro rata among the other remaining Lenders, (e) if such assignee is to become a Lender prior to the funding of the Loan, such assignee shall have a net worth or unfunded commitments as of the date of such assignment of not less than $200,000,000, unless waived by the Agent and the Borrower, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000 (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower, and (g) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend
Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower. Notwithstanding anything herein to the contrary, in the event that Agent shall at any time hold a Commitment less than $10,000,000.00, then such Agent shall promptly provide written notice thereof to the Lenders and the Required Lenders shall have the right, to be exercised within fifteen (15) days of delivery of such notice by such Agent, to elect to remove such Agent as Agent and replace such Agent as Agent under the Loan Documents, subject to the terms of Section 14.9.

             Section 18.2 Register. The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500 (provided that with respect to any assignment by a Lender to a Subsidiary as provided herein, the assigning Lender shall pay to Agent its reasonable expenses incurred in connection with such assignment in lieu of such registration fee).

             Section 18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

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             Section 18.4  Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under
Section 4.8, Section 4.9 and Section 4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and
(f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrower or any Guarantor. Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

             Section 18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

             Section 18.6 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

             Section 18.7 Disclosure. Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. Each of the Lenders and the Agent acknowledges and agrees for itself that certain written information provided and to be provided by the Borrower contains confidential non-public information related to Borrower and JDN DCI and agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than its employees, officers, attorneys and other advisors who are or are expected to become engaged in evaluating, administering or syndicating the Loan or rendering advice in connection therewith, and each of Agent and the Lenders agrees not to trade in the Borrower's securities in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, or Rule 10b-5 thereunder, provided that nothing herein shall prevent any of the foregoing Persons from disclosing such information (a) to any potential assignees or participants who have agreed to maintain the confidentiality of such information in the manner and to the extent provided in this Section 18.7, (b) upon the order of any court or administrative agency or upon the request of any administrative agency or authority having jurisdiction over any of the foregoing Persons or such potential assignees or participants, (c) upon the request or demand of any regulatory agency or authority, (d) to the extent that such information has been publicly disclosed other than as a result of a disclosure by the foregoing Persons, (e) otherwise as required by law or (f) to the extent necessary to enforce the Loan Documents. In addition, the Lenders may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 18.7).

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Section 19.  NOTICES.

             Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

                  If to the Agent or Fleet:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attn: Real Estate Division

                  With a copy to:

                  Fleet National Bank
                  115 Perimeter Center Place, N.E.
                  Suite 500
                  Atlanta, Georgia 30346
                  Attn: Dan Stegemoeller
                  Telecopy No.: (770) 390-8434

                  If to the Borrower:

                  JDN Realty Corporation
                  359 E. Paces Ferry Road
                  Suite 400
                  Atlanta, Georgia 30305
                  Attn: Chief Financial Officer
                  Telecopy No.: (404) 364-6446

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Section 20.  RELATIONSHIP.

             Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

             THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

Section 22.  HEADINGS.

             The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 23.  COUNTERPARTS.

             This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 24.  ENTIRE AGREEMENT, ETC.

             The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

             EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 25. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS Section 25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

Section 26.  DEALINGS WITH THE BORROWER.

             The Lenders and their Affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Lender hereunder.

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

             Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing, there shall be no modification or waiver of any of the covenants set forth in Section 8.7, Section 8.9 or in Section 9 without the written consent of the Required Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: a reduction in the rate of interest on the Notes; an increase in the amount of the Commitments of the Lenders (except as provided in Section 18.1); a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Lender hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Lenders or the Agent; the release of the Borrower or any Guarantor except as otherwise provided in Section 5.6; an amendment of the definition of Majority Lenders or Required Lenders or of any requirement for consent by all of the Lenders; any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; a modification or waiver of Section 9.6; an amendment of any of the definitions used within Section 9.6; a waiver of any indemnity of a Lender; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action. The provisions of Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower or the Guarantors shall entitle the Borrower or any Guarantor to other or further notice or demand in similar or other circumstances.

Section 28.  SEVERABILITY.

             The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Section 29.  TIME OF THE ESSENCE.

             Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

Section 30.  NO UNWRITTEN AGREEMENTS.

             THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

Section 31.  REPLACEMENT NOTES.

             Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

Section 32.  NO THIRD PARTIES BENEFITED.

             This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

             IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

                                        BORROWER:

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:  /s/  John D. Harris, Jr.
                                            --------------------------------
                                           Name:  John D. Harris, Jr.
                                                  --------------------------
                                           Title: Chief Financial Officer
                                                  --------------------------

                                                       (CORPORATE SEAL)

                                        FLEET NATIONAL BANK,
                                        individually and as Agent

                                        By:  /s/  Jeffrey L. Warwick
                                           ----------------------------------
                                           Name:  Jeffrey L. Warwick
                                                 ----------------------------
                                           Title: Senior Banker
                                                 ----------------------------

                                        COMMERZBANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES

                                        By:  /s/ E. Marcus Perry
                                            ---------------------------------
                                           Name: E. Marcus Perry
                                                 ----------------------------
                                           Title: Assistant Vice President
                                                 ----------------------------

                                        By:  /s/ R. William Knickerbocker
                                            ---------------------------------
                                           Name:  R. William Knickerbocker
                                                 ----------------------------
                                           Title: Assistant Vice President
                                                 ----------------------------

Address:

Commerzbank AG, New York and
Grand Cayman Branches
2 World Financial Center
New York, New York 10281
Attention: Mr. Marcus Perry
Telecopier number: 212-266-7565

                                        SOVEREIGN BANK

                                        By:  /s/ T. Gregory Donohue
                                            --------------------------------
                                           Name:  T. Gregory Donohue
                                                 ---------------------------
                                           Title: Vice President
                                                 ---------------------------

Address:

Sovereign Bank
75 State Street
MA 1 SST 04 11
Boston, Massachusetts 02109
Attn: T. Gregory Donohue
Telecopier number: 617/757-5653

                                    EXHIBIT A

                                  FORM OF NOTE

$______________                                              _____________, 2002

         FOR VALUE RECEIVED, the undersigned, JDN REALTY CORPORATION, a Maryland corporation ("Maker"), hereby promises to pay to ______________________ ("Payee"), or order, in accordance with the terms of that certain Term Loan Agreement, dated as of December 27, 2002, as from time to time in effect, among Maker, Fleet National Bank, for itself and as Agent, and such other Lenders as may be from time to time named therein (the "Credit Agreement"), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to the Agent for the Payee at 100 Federal Street, Boston, Massachusetts 02110, or at such other address as Agent may designate from time to time.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                       (CORPORATE SEAL)

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

            FORM OF UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

                            UNCONDITIONAL GUARANTY OF
                             PAYMENT AND PERFORMANCE

         FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned JDN DEVELOPMENT COMPANY, INC., a Delaware corporation ("JDN DCI"), JDN REALTY AL, INC., an Alabama corporation ("JDN AL"), JDN REALTY HOLDINGS, L.P., a Georgia limited partnership ("JDN Holdings"), JDN REALTY LP, INC., a Delaware corporation ("JDN LP"), and the other parties executing this Guaranty as a Guarantor (JDN DCI, JDN AL, JDN Holdings, JDN LP and such other parties are sometimes hereinafter referred to individually as "Guarantor" and collectively as "Guarantors"), the receipt and sufficiency whereof are hereby acknowledged by Guarantors, and for the purpose of seeking to induce FLEET NATIONAL BANK, a national banking association (hereinafter referred to as "Lender", which term shall also include each other Lender which may now be or hereafter become a party to the "Loan Agreement" (as hereinafter defined), any Lender acting as the Issuing Lender under the Loan Agreement and shall also include any such individual Lender acting as agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to JDN REALTY CORPORATION, a Maryland corporation (hereinafter referred to as "Borrower"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

         (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of Fifty Million and No/100 Dollars ($50,000,000.00), together with interest as provided in such Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Term Loan Agreement dated of even date herewith (hereinafter referred to as the "Loan Agreement") among Borrower, Fleet, for itself and as agent, and the other lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof (the Notes described in subparagraph (a) above and each of the notes described in this subparagraph (b) are hereinafter referred to collectively as the "Note"); and

         (c) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Loan Agreement, and said other agreements, documents and instruments are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document"). All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         1. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other obligations of Borrower to Lender under the Note and the Loan Documents are not performed by Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such obligations. Guarantors further agree to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the indebtedness guaranteed hereby, to enforce any of the other obligations of Borrower guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Loan Agreement unless collection from Guarantors of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantors under applicable law.

         2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the obligations guaranteed hereunder is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (the "Turnover Payment"), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

         3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor's obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 18.3 of the Loan Agreement and agrees that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

         4. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower to Lender, and agree with Lender that (a) Guarantors shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

         5. Waiver of Defenses. Guarantors hereby agree that their obligations hereunder shall not be affected or impaired by, and hereby waive and agree not to assert or take advantage of any defense based on:

         (a) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

         (b) the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other person or entity;

         (c) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

         (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;

         (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor, or any of Borrower's or any Guarantor's properties or assets;

         (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Real Estate or any of the improvements located thereon;

         (g) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

         (h) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

         (i) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or any collateral, whether such facts materially increase the risk to Guarantors or not;

         (j) failure to accept or give notice of acceptance of this Guaranty by Lender;

         (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

         (l) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

         (m) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;

         (n) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

         (o) the invalidity or unenforceability of the Note or any of the Loan Documents;

         (p) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the Loan Documents;

         (q) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

         (r) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

         (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

         6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person.

         7. Rights and Remedies of Lender. In the event of an Event of Default under the Note or the Loan Documents, or any of them, that is continuing (it being understood that the Lender has no obligation to accept cure after an Event of Default occurs), Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced or secured by the Note or the Loan Documents, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Event of Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any indebtedness or any part thereof guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender's remedies hereunder against Guarantors for deficiencies. If the indebtedness guaranteed hereby is partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

         8. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the indebtedness, obligation and undertakings which are the subject of this Guaranty.

         9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

         10. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by Guarantors to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as shown or reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors' obligations under this Guaranty. Guarantors will permit any representative designated by Lender, at Guarantors' expense, to visit and inspect any of the properties of Guarantors and their respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors with, and to be advised as to the same by, its officers, all at such reasonable times and intervals Lender may reasonably request.

         11. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all indebtedness guaranteed hereby has been completely repaid, all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed and Lender has no further obligation to make Loans to Borrower pursuant to the Loan Agreement, Guarantors shall, and shall cause their respective Subsidiaries to, at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to Guarantors. Guarantors will cooperate with Lender and execute such further instruments and documents as Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Guaranty and the other Loan Documents.

         12. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors' obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Event of Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower's behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

         13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed and the Lenders have no further obligation to advance Loans under the Loan Agreement.

         14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

         The address of Lender is:
         Fleet National Bank, as Agent
         100 Federal Street
         Boston, Massachusetts 02110
         Attn:  Real Estate Division
         with a copy to:
         Fleet National Bank, as Agent
         115 Perimeter Center Place, N.E., Suite 500
         Atlanta, Georgia 30346
         Attn: Dan Stegemoeller

and a copy to each other Lender which may now or hereafter become a party to the Loan Agreement at such address as may be designated by such Lender.

         The address of Guarantors is:

         c/o JDN Realty Corporation
         359 East Paces Ferry Road, Suite 400
         Atlanta, Georgia 30305
         Attn:  Chief Financial Officer

         15. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         16. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY(LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION

OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS. EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

         17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

         18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

         19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

         20. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

         21. NO UNWRITTEN AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

         23. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

         24. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

         25. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                         (SIGNATURES ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of this 27th day of December, 2002.

                                   JDN DEVELOPMENT COMPANY, INC., a
                                   Delaware corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                                   [SEAL]

                                   JDN REALTY AL, INC., an Alabama
                                   corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                                   [SEAL]

                                   JDN REALTY HOLDINGS, L.P., a Georgia
                                   limited partnership

                                   By: JDN Realty Corporation, a Maryland
                                   corporation, its sole general partner

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                                   [SEAL]

                                   JDN REALTY LP, INC., a Delaware
                                   corporation

                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                                   [SEAL]

                                    JDN REAL ESTATE-BRIDGEWOOD
                                    FORT WORTH, L.P.
                                    JDN REAL ESTATE-CONYERS, L.P.
                                    JDN REAL ESTATE-CUMMING, L.P.
                                    JDN REAL ESTATE-ERIE, L.P.
                                    JDN REAL ESTATE-FAYETTEVILLE, L.P.
                                    JDN REAL ESTATE-FRISCO, L.P.
                                    JDN REAL ESTATE-GULF BREEZE II, L.P.
                                    JDN REAL ESTATE-HAMILTON, L.P.
                                    JDN REAL ESTATE-HICKORY CREEK, L.P.
                                    JDN REAL ESTATE-LAKELAND, L.P.
                                    JDN REAL ESTATE-MCDONOUGH II, L.P.
                                    JDN REAL ESTATE-MCKINNEY, L.P.
                                    JDN REAL ESTATE-MESQUITE, L.P.
                                    JDN REAL ESTATE-OVERLAND PARK, L.P.
                                    JDN REAL ESTATE-PARKER PAVILIONS, L.P.
                                    JDN REAL ESTATE-PENSACOLA, L.P.
                                    JDN REAL ESTATE-PIONEER HILLS II, L.P.
                                    JDN REAL ESTATE-POOLER, L.P.
                                    JDN REAL ESTATE-SACRAMENTO, L.P.
                                    JDN REAL ESTATE-TURNER HILL, L.P.
                                    JDN REAL ESTATE-WEST LAFAYETTE, L.P.
                                    JDN REAL ESTATE-WEST LANSING, L.P.
                                    JDN REAL ESTATE-STONE MOUNTAIN, L.P.
                                    JDN REAL ESTATE-SUWANEE, L.P.
                                    JDN REAL ESTATE-OAKLAND, L.P.
                                    JDN REAL ESTATE-FREEHOLD, L.P.
                                    JDN REAL ESTATE-APEX, L.P.
                                    each a Georgia limited partnership

                                    By: JDN Development Investment, L.P., a
                                    Georgia limited partnership, their sole
                                    general partner

                                    By: JDN Development Company, Inc., its sole
                                    general partner

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN REAL ESTATE-MCDONOUGH, L.P., a Georgia limited partnership

                                    By: JDN Realty Holdings, L.P., a Georgia
                                    limited partnership, its sole general
                                    partner

                                    By: JDN Realty Corporation, a Maryland
                                    corporation, its sole general partner

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    CHESTERFIELD EXCHANGE, LLC
                                    FAYETTEVILLE EXCHANGE, LLC,
                                    each a Georgia limited liability company

                                    By: JDN Realty Corporation, a Maryland
                                    corporation, their manager

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    HICKORY HOLLOW EXCHANGE, LLC,
                                    a Georgia limited liability company

                                    By: JDN Development Company, Inc.,
                                    a Delaware corporation, its manager

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN INTERMOUNTAIN DEVELOPMENT, PARKER
                                    PAVILION, LLC, a Georgia limited liability company

                                    By: JDN Real Estate-Parker Pavilions, L.P.,
                                    a Georgia limited partnership, its manager

                                    By: JDN Development Investment, L.P., a
                                    Georgia limited partnership, its sole
                                    general partner

                                    By: JDN Development Company, Inc., a
                                    Delaware corporation, its sole general
                                    partner

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN REAL ESTATE-NORWOOD, LLC (formerly known as JDN Real Estate-Norwood, L.P.), a Georgia limited liability company

                                    By: JDN Development Investment, L.P., a
                                    Georgia limited partnership, its member and
                                    sole manager

                                    By: JDN Development Company, Inc., a
                                    Delaware corporation, its sole general
                                    partner

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    CANAL STREET PARTNERS, L.L.C., a Michigan limited liability company

                                    By: JDN Realty Corporation, a Maryland
                                    corporation, its manager

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    BLACK CHERRY LIMITED LIABILITY COMPANY, a
                                    Colorado limited liability company

                                    By: JDN Realty Corporation, a Maryland
                                    corporation, its sole member

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    GEORGIA FINANCE CORPORATION, a Delaware
                                    corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN REALTY CORPORATION GP, INC., a Delaware corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN INTERMOUNTAIN DEVELOPMENT CORP., a
                                    Delaware corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN DEVELOPMENT LP, INC., a Delaware
                                    corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN OF ALABAMA REALTY CORPORATION, an
                                    Alabama corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    WHF, INC., a Georgia corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    MITCHELL BRIDGE ASSOCIATES, INC., a Georgia corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    FAYETTEVILLE BLACK INVESTMENT, INC., a
                                    Georgia corporation

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

                                    JDN DEVELOPMENT INVESTMENT, L.P., a Georgia limited partnership

                                    By: JDN Development Company, Inc., its sole
                                    general partner

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                                 (CORPORATE SEAL)

         Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Section 16(b)(i) hereof and Section 25 of the Loan Agreement.

                                    FLEET NATIONAL BANK,
                                    as Agent for Lender

                                    By:_____________________________________
                                       Name:________________________________
                                       Title:_______________________________

                                    EXHIBIT F

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                            FORM OF REQUEST FOR LOAN

Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Dan Stegemoeller

Ladies and Gentlemen:

         Pursuant to the provisions of Section 2.7 of the Term Loan Agreement dated as of December 27, 2002 (as the same may hereafter be amended, the "Credit Agreement"), among JDN Realty Corporation (the "Borrower"), Fleet National Bank for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

         1.       Loan. The undersigned Borrower hereby requests a Loan under
Section 2.1 of the Credit Agreement:

                  Principal Amount: $__________
                  Type (LIBOR Rate, Base Rate):
                  Drawdown Date:
                  Interest Period for LIBOR Rate Loans:

by, at Agent's option, credit to the general account of the Borrower with the Agent at the Agent's Head Office or disbursement to the Trustee (or other paying agent) on account of the Maturing Notes.

         2. Use of Proceeds. Such Loan shall be used for the purpose permitted by Section 2.9 of the Credit Agreement.

         3. No Default. The undersigned chief financial officer or chief accounting officer of Borrower certifies that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby.

         4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default has occurred and is continuing.

         5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

         6. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

         IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 200__.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                       (CORPORATE SEAL)

                                    EXHIBIT I

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT J

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                         FORM OF COMPLIANCE CERTIFICATE

Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Dan Stegemoeller

Ladies and Gentlemen:

         Reference is made to the Term Loan Agreement dated as of December 27, 2002 (as the same may hereafter be amended, the "Credit Agreement") by and among JDN Realty Corporation (the "Borrower"), Fleet National Bank for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

         Pursuant to the Credit Agreement, Borrower is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statement of Borrower for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statement has been prepared in accordance with GAAP and presents fairly the consolidated financial position of Borrower covered thereby at the date thereof and the results of its operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

         This certificate is submitted in compliance with requirements of
Section 7.4(c), Section 7.5(e), Section 8.8 or Section 10.12 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(c), the calculations provided below are made using the consolidated financial statement of Borrower as of the Balance Sheet Date adjusted in the best good faith estimate of Borrower to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrower of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or chief accounting officer of Borrower.

         The undersigned representatives have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

         Borrower is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this _____ day of ___________, 200__.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                       (CORPORATE SEAL)

                                   APPENDIX TO
                             COMPLIANCE CERTIFICATE

I.     Section 8.3.  Investments.

       A.            Investments pursuant to Section 8.3(l) and Section 8.3(m)

                     1.      Investments permitted by
                             Section 8.3(l)                         $__________

                     2.      Investments permitted by
                             Section 8.3(m)                         $__________

                     3.      Sum of A.1 plus A.2                    $__________

                             Consolidated Total Assets              $__________
                             (Attach worksheet showing
                             calculation of Consolidated
                             Total Assets)

                             A.3 is ___% of A.4

                             A.3 may not exceed 10% of A.4

       B.            Investments pursuant to Section 8.3(m)

                     1.      Investments permitted by
                             Section 8.3(m)                         $__________

                     2.      Consolidated Total Assets
                             (from I.A.4)                           $__________

                             B.1 is ___% of B.2

                             B.1 may not exceed 5% of B.2

       C.            Investments pursuant to Section 8.3(n)

                     Aggregate amount of Common Stock
                     Repurchased as of Closing Date                 $__________

                     Amount repurchased may not exceed
                     $25,000,000.00

II.    Section 8.7.  Distributions.

       A.            Attach Worksheet of Distributions for
                     previous quarter (or quarters, as
                     applicable)

                     Distributions may not exceed amount
                     permitted pursuant to Section 8.7

III.   Section 8.9.  Development Activity.

       A.            Aggregate Amount of Construction in            $__________
                     Progress for Existing Projects under
                     Construction, Existing Pre-Development
                     Properties and Announced Projects (after
                     March 14, 2003, such development is
                     limited to Existing Properties Under
                     Construction and Announced Projects
                     (up to $50,000 per quarter)

       B.            Consolidated Total Assets (from I.A.4)         $__________

       C.            A is ___% of B

                     A may not exceed 30% of B

IV.    Section 9.2.  Fixed Charge Coverage.

       A.            Adjusted Consolidated EBITDA

                     1.      Consolidated EBITDA for previous
                             2 quarters

                             For quarter ending _________           $__________

                             For quarter ending _________           $__________

                             Total Consolidated EBITDA for
                             previous 2 quarters                    $__________

                     2.      Capital Improvement Reserve            $__________

                     3.      A.1 minus A.2 (Adjusted
                             Consolidated EBITDA)                   $__________

       B.            Consolidated Fixed Charges

                     1.      Consolidated Interest Incurred
                             for previous 2 quarters

                             For quarter ending ___________         $__________

                             For quarter ending ___________         $__________

                             Total Consolidated Interest
                             Incurred for previous two
                             quarters                               $__________

                     2.      Dividends paid or declared but
                             not yet paid on preferred stock
                             for previous 2 quarters

                             For quarter ending ___________         $__________

                             For quarter ending ___________         $__________

                             Total Dividends                        $__________

                     3.      Scheduled principal amortization
                             for previous 2 quarters

                             For quarter ending ___________         $__________

                             For quarter ending ___________         $__________

                             Total Principal Amortization           $__________

                     4.      Ground lease payments for
                             previous 2 quarters

                             For quarter ending ___________         $__________

                             For quarter ending ___________         $__________

                             Total Ground Lease Payments            $__________

                     5.      Sum of 1 through 4                     $__________

                             Ratio of A.3 to B.5                    ___________

                             A.3 may not be less than 1.60
                             times B.5

V.     Section 9.3.  Secured Debt Ratio.

       A.            Total Secured Debt of Borrower and
                     its Subsidiaries (excluding                    $__________
                     Intercompany Debt)

       B.            Adjusted Total Assets                          $__________

                     Ratio of A to B                                ___________

                     A may not exceed 40% of B

VI.    Section 9.4.  Land Assets.

       A.            Value of direct and indirect
                     interests in Land Assets                       $__________

       B.            Consolidated Total Assets
                     (from I.A.4)                                   $__________

                     Ratio of A to B                                ___________

                     A may not exceed 5% of B

VII.   Section 9.5.  Net Worth.

       A.            Consolidated Tangible Net Worth

                     Consolidated Shareholder's Equity              $__________

                     Minus total book value of
                     intangible assets                             ($__________)

                     Minus asset write-up amounts                  ($__________)

                     Total                                          $__________

       B.            Equity Offerings

                     1.    Aggregate net proceeds from
                           Equity Offerings after Closing
                           Date                                     $__________

                     2.    $400,000,000.00 plus 90% of B.1          $__________

                           Total of A may not be less than B.2

VIII.  Section 9.6.  Liabilities to Assets Ratio.

       A.            Consolidated Total Liabilities

                     1.    Consolidated Liabilities                 $__________

                     2.    Plus Indebtedness Guaranteed
                           by Borrower or any Subsidiary            $__________

                     3.    Plus Letters of Credit issued
                           for the account of Borrower and
                           its Subsidiaries                         $__________

                           Consolidated Total Liabilities           $__________

       B.            Consolidated Total Assets (from
                     item I.A.4)                                    $__________

       C.            Ratio of A to B                                ___________

                     Ratio may not exceed 0.60 to 1

IX.    Section 9.7.  EBITDA Coverage.

       A.            Consolidated EBITDA for previous
                     2 quarters

                     For quarter ending                             $__________

                     For quarter ending                             $__________

                     Total Consolidated EBITDA
                     for previous 2 quarters                        $__________

       B.            Consolidated Interest Expense
                     for previous 2 quarters

                     For quarter ending                             $__________

                     For quarter ending                             $__________

                     Total Consolidated Interest
                     Expense for previous 2 quarters                $__________

       C.            Ratio of A to B                                ___________

                     Ratio of A to B shall not be
                     less than 2:1

X.     Section 9.9.  Limitation on Incurrence of
                     Total Debt.

       A.            Debt (excluding Intercompany
                     Debt)                                          $__________

       B.            Adjusted Total Assets                          $__________

       C.            Ratio of A to B                                ___________%

                     Ratio of A to B shall not be
                     greater than 60%

XI.    Section 9.10. Total Unencumbered Assets to
                     Unsecured Debt.

       A.            Total Unencumbered Assets                      $__________

       B.            Unsecured Debt                                 $__________

       C.            Ratio of A to B                                ___________%

                     Ratio of A to B shall not be
                     less than 150%

                                    WORKSHEET

                            CONSOLIDATED TOTAL ASSETS

A. Capitalized Net Operating Income for Real Estate owned by Borrower or Guarantor at least 2 quarters

         1.       Net Operating Income for Real Estate owned by
                  Borrower or Guarantor for at least 2 quarters     $__________

                  (NOTE: Management expenses, calculated as the greater of actual property management expenses for such period or 3% of Base Rent, to be deducted in calculating Net Operating Income)

         2.       Amount of A.1 multiplied by 2

         3.       Amount on A.2 divided by 0.10                     $__________

B.       Book Value as of end of month just ended of Real Estate
         owned by Borrower or Guarantor less than 2 quarters        $__________

C.       Book Value as of end of quarter just ended of Land
         Assets and Construction in Progress                        $__________

D.       Aggregate of unrestricted cash and accounts receivable
         not past due and restricted cash held by "qualified
         intermediary"                                              $__________

E.       Book Value of Borrower's interest in Subsidiaries that
         are not Guarantors                                         $__________

F.       Book Value of Borrower's Minority Interests in Persons
         other than its Subsidiaries                                $__________

         Consolidated Total Assets equals sum of A plus B plus C    $__________
         plus D plus E plus F

         (Enter figure in Line I.A.4 of Compliance Certificate)

                                    EXHIBIT L

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated ____________________, by and between ____________________________ ("Assignor"), and ____________________________ ("Assignee").

                        W I T N E S E T H:

         WHEREAS, Assignor is a party to that certain Term Loan Agreement, dated December 27, 2002, by and among JDN REALTY CORPORATION, a Maryland corporation ("Borrower"), the other lenders that are or may become a party thereto, and FLEET NATIONAL BANK, as Agent (the "Loan Agreement"); and

         WHEREAS, Assignor desires to transfer to Assignee [DESCRIBE ASSIGNED COMMITMENTS] under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         7. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

         8.       Assignment.

         (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its Note in the amount of $_______________ representing a $_______________ Commitment, and a
____________________ percent (_____%) Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Loan Agreement having a Commitment Percentage equal to the amount of the respective Assigned Interests.

         (b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Loan Agreement and the "Intercreditor Agreement" (as hereinafter defined), which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

         9.       Representations and Requests of Assignor.

         (a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor's Note is $____________ and the aggregate outstanding principal balance of the Loans made by it equals $____________, and
(iii) that it has forwarded to the Agent the Note held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

         (b) Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

         10. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement and Paragraph 4 of the Intercreditor Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Lenders and the Agent (the "Intercreditor Agreement"); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and the Intercreditor Agreement are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor, (g) represents and warrants that Assignee is subject to control, regulation or examination by a state or federal regulatory agency, (h) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (i) if Assignee is an assignee prior to the funding of the Loans, it has a net worth or unfunded capital commitment as of the date hereof of not less than $200,000,000.00 unless waived in writing by Borrower and Agent.

         11. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

         12. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by Section 18.2 of the Loan Agreement.

         13.      Effectiveness.

         (a) The effective date for this Agreement shall be _______________ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

         (b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement and the Intercreditor Agreement.

         (c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

         (d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

         14. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

         Notice Address:     _____________________
                             _____________________
                             _____________________

                             _____________________
                             Attn:________________
                             Facsimile: __________

         Domestic Lending Office:   Same as above

         Eurodollar Lending Office: Same as above

         15. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

                  _____________________
                  _____________________
                  _____________________
                  _____________________
                  _____________________
                  _____________________

         16. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         17. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         18. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

         19. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement and the Intercreditor Agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                        ASSIGNEE:

                                        ________________________________________

                                        By:_____________________________________
                                           Title:_______________________________

                                        ASSIGNOR:

                                        ________________________________________

                                        By:_____________________________________
                                           Title:_______________________________

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

FLEET NATIONAL BANK, as Agent

By:________________________________
     Title:________________________

ASSIGNMENT CONSENTED TO BY:

JDN REALTY CORPORATION

By:________________________________
     Title:________________________

                                  SCHEDULE 1.1

                             LENDERS AND COMMITMENTS

                                            Revolving Credit        Revolving Credit
       Name and Address                        Commitment         Commitment Percentage
       ----------------                        ----------         ---------------------
Fleet National Bank                          $25,000,000.00                 50%
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention: Mr. Dan Stegemoeller
Facsimile: 770-390-8434

LIBOR Lending Office
         Same as above

Commerzbank AG, New York and                 $15,000,000.00                 30%
Grand Cayman Branches 2 World
Financial Center New York,
New York 10281
Attention: Mr. Marcus Perry
Facsimile: 212-266-7565

LIBOR Lending Office
         Same as above

Sovereign Bank                               $10,000,000.00                 20%
75 State Street
MA 1 SST 04 11
Boston, MA 02209
Attention: Mr. Gregory Donohue
Facsimile: 617-757-5653

LIBOR Lending Office
         Same as above

         Total                               $50,000,000.00                100%

         Percentages may not equal 100% due to rounding.

                             Schedule 1.1 - Page 1

                                SCHEDULE 2.9(a)

                      EXISTING PRE-DEVELOPMENT PROPERTIES



Project                  Total Costs
-------                  -----------
 1. Apex, NC             $38,851,684

 2. Bennett, CO          $13,241,777

 3. Boulder, CO          $13,241,777

 4. Egg Harbor, NJ       $20,004,614

 5. Freehold, NJ         $34,905,511

 6. Grand Junction, CO    $4,716,901

 7. John's Creek II       $5,000,000

 8. Lakewood, CO         $20,004,614

 9. McKinney, TX          $8,227,553

10. Middletown, NJ       $13,241,777

11. Nashville, TN        $10,415,646

12. Oakland, TN           $5,919,682

13. Parker South, CO     $16,262,074

14. Philadelphia, PA     $14,589,009


                            Schedule 2.9(a) - Page 1

                                SCHEDULE 2.9(b)

                     EXISTING PROPERTIES UNDER CONSTRUCTION



Project                  Net GLA        Total Costs
-------                  -------        -----------
 1. Aurora, CO           139,473 sf     $18,404,403

 2. Fayetteville, AR       50,375 sf      $5,413,080

 3. Frisco, TX            21,000 sf      $3,594,811

 4. Fort Collins, CO      21,840 sf      $6,054,680

 5. Grandville, MI        35,170 sf      $4,514,746

 6. Gulf Breeze, FL       14,490 sf      $2,480,362

 7. Hamilton, NJ         465,279 sf     $78,922,413

 8. Lansing, MI           21,000 sf      $3,291,129

 9. Mesquite, TX          93,587 sf     $13,070,056

10. Norwood, MA          146,933 sf      $7,228,364

11. Overland Park, KS     19,600 sf      $4,806,027

12. Sacramento, CA        17,855 sf      $3,943,502

13. St. John's, MO        22,200 sf      $2,790,915

14. Turner Hill, GA       52,900 sf      $7,063,218

                            Schedule 2.9(b) - Page 1

                                SCHEDULE 2.9(c)

                              ANNOUNCED PROPERTIES

               Project             Net GLA        Total Costs

 1.   Beaver Valley II, CO      83,550 sf       $ 9,267,260
 2.   Chesterfield, MI         105,745 sf       $14,007,546
 3.   Erie, PA                  34,872 sf       $ 4,938,403
 4.   Frisco LP, TX              9,800 sf       $ 1,588,994
 5.   Grandville, MI            38,960 sf       $ 4,905,341
 6.   Irving, TX                95,300 sf       $10,981,622
 7.   Lansing, MI               70,500 sf       $ 9,599,210
 8.   McDonough South, GA       46,555 sf       $ 5,639,897
 9.   McKinney, TX              69,235 sf       $ 8,727,735
10.   Overland Park, KS         55,575 sf       $10,878,350
11.   Stone Mountain           115,396 sf       $14,628,282



                             Schedule 2.10 - Page 1

                                 SCHEDULE 2.10

                           EXISTING LETTERS OF CREDIT

1. $551,663.75 Letter of Credit issued in favor of the Town of Parker (CO).

2. $42,076.43 Letter of Credit issued in favor of the Town of Parker (CO) Water and Sanitation District.

3. $236,900.00 Letter of Credit issued in favor of the City of Franklin, TN (Wal-Mart).

4. $75,000.00 Letter of Credit issued in favor of Mack-Cali (Hamilton).

5. $47,100.00 Letter of Credit issued in favor of the Town of Parker (Flat
   Acres).





                             Schedule 1.3 -- Page 2

                                  SCHEDULE 6.3

                  LIST OF ALL ENCUMBRANCES ON BORROWER ASSETS

The following is a listing of all encumbrances on the Borrower assets (excluding the Mortgage Properties).

                                                 PRINCIPAL BALANCE AS OF 9/30/02
Mortgage note payable -- Richmond, KY            $5,705,000

Mortgage note payable -- Milwaukee, WI           $3,792,000

Mortgage note payable -- Marietta, GA            $10,252,000

Mortgage note payable -- Lilburn, GA             $11,703,000

Mortgage note payable -- Woodstock, GA           $11,007,000

Mortgage note payable -- Hendersonville, TN      $10,065,000

Mortgage note payable -- Alpharetta, GA          $12,576,000

Mortgage note payable -- Denver, CO              $29,929,000

Mortgage note payable -- Allentown, PA           $19,915,000

Construction loan payable -- Aurora, CO          $0*

Construction loan payable -- Grandville, MI      $10,074,000

Construction loan payable -- Mesquite, TX        $12,184,000

Construction loan payable -- St. John, MO        $4,061,000
                                                 ------------
Total Principal Balance on Encumbered Assets     $141,263,000

* This loan closed in the third quarter, however, funding did not occur until October 2002.




                             Schedule 6.3 -- Page 1

                                  SCHEDULE 6.7
                                  ------------

                             LITIGATION OF BORROWER

1. A number of class action lawsuits have been filed by the Borrower's common and preferred shareholders in federal and state court against the Borrower, its subsidiary, JDN DCI, and certain current and former officers and directors of those companies. The lawsuits were filed after a February 14, 2000 announcement by the Borrower that it had discovered certain undisclosed compensation arrangements, payments and related party transactions involving two former employees of JDN DCI, which were not accurately reported on the books and records of JDN DCI and the Borrower for the years ended December 31, 1994 through 1998. The multiple class actions filed in federal court allege violations of the federal securities laws, and allege that by failing to report the compensation arrangements, payments and related party transactions and other matters to the public in the Borrower's financial statements, public filings, and otherwise, the defendants made or participated in making material misstatements or omissions which caused the plaintiffs to purchase the Borrower's stock at an artificially inflated price. The plaintiffs seek compensatory damages of an indeterminate amount, interest, attorney's fees, expert's fees and other costs and disbursements. The federal class actions have been consolidated and are pending in the United States District Court for the Northern District of Georgia.

2. On April 28, 2000, Lake Lucerne Estates Civic Club, Inc., a nonprofit homeowners association located in Gwinnett County, Georgia, and a number of individual plaintiffs, filed suit against JDN DCI, Lowe's Companies, Inc., and Haygood Contracting, Inc. The suit was filed in the Superior Court of Fulton County, Georgia. The complaint asserts trespass, nuisance and negligence against JDN DCI in connection with the development of a shopping center anchored by Lowe's.

3. The Company is also subject to a formal order of investigation initiated by the SEC as of August 2, 2000. Pursuant to this order, the Company has voluntarily provided certain documents and other information to the SEC regarding the compensation arrangements, unauthorized benefits and related party transactions. By letter dated March 5, 2001, the SEC staff advised the Company that it intended to recommend that the SEC institute an administrative proceeding against the Company. The Company continues to cooperate fully with the SEC staff in order to resolve this matter as expeditiously as practicable. Management of the Company does not expect that the resolution of this matter will have a material adverse effect on the Company's business, financial condition or results of operation. However, the Company is unable to predict with certainty the timing or ultimate outcome of this matter.

4. In a lawsuit filed in Superior Court of Gwinnett County, Georgia on February 2, 2000, Dogwood Drive, L.L.C. ("Dogwood") brought claims against the Borrower and WHF, Inc. ("WHF"), a wholly-owned subsidiary of JDN DCI. Until April 1999, WHF owned a seventy-two percent (72%) interest in Dogwood and served as the operating member of the entity. The complaint asserts, among other things, breach of fiduciary duty against WHF and improper receipt of funds by the Borrower. The case is currently in the discovery phase.

5. A class action lawsuit was also filed by the Borrower's shareholders against the Borrower, JDN DCI, and four former officers and/or directors of those companies in the Superior Court of Fulton County, Georgia. The complaint contains substantially the same factual allegations asserted in the federal class actions, but purports to seek relief under state law for "lost dividends". The amended complaint contains claims of conversion and purported violations of the Georgia RICO statute, and the plaintiffs seek compensatory and punitive damages, attorney fees and expenses, interest and equitable relief.

6. In July 2000, a purported derivative actions was filed in federal district court against the Borrower as a nominal defendant, and certain former and current officers and directors of the Borrower. The lawsuit was filed in the United States District Court for the Northern District of Georgia. The plaintiffs allege that the individual defendants breached certain duties between 1994 and 1998 in connection with undisclosed compensation arrangements, payments and related party transactions discussed above. The complaints allege claims for breach of fiduciary duty, abuse of control, waste of corporate assets, unjust enrichment and gross mismanagement. Similar actions have been filed in the Superior Court and the State Court of Fulton County.

7. On October 7, 2002, a JDN shareholder filed a purported class action and derivative suit in the Superior Court of Fulton County, Georgia, against JDN, JDN's board of directors and DDR alleging claims of breach of fiduciary duty, waste, abuse of control, and unjust enrichment. The complaint seeks declaratory relief, an order enjoining consummation of the merger and an accounting for unspecified damages. All defendants have moved to dismiss the complaint on several grounds. The defendants' motion is pending.

8. On October 10, 2002, a JDN shareholder filed a purported class action suit in the Circuit Court for Baltimore, Maryland, against JDN and JDN's board of directors alleging a claim of breach of fiduciary duty. The complaint seeks declaratory relief, an order enjoining consummation of the merger and unspecified damages. On November 22, 2002, the defendants removed the action to the United States District Court for the District of Maryland. On December 2, 2002, the defendants moved to stay the Maryland litigation pending the outcome of the Georgia litigation or, in the alternative, to dismiss the case. On December 11, 2002, the plaintiff filed a motion to remand the action to the Circuit Court for Baltimore, Maryland. Those motions are pending.

                                 SCHEDULE 6.15

             LIST OF TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES

None











                              Schedule 6.15-Page 1

                                 SCHEDULE 6.20

                             ENVIRONMENTAL RELEASES

None









                              Schedule 6.20-Page 1

                                SCHEDULE 6.21(a)
                SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS


                                                        FORM/
                                                        JURISDICTION
     SUBSIDIARY NAME                                    OF ORGANIZATION          OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------------
 1.  Black Cherry Limited Liability Company             Colorado                 JDN Realty Corporation - 100%
 2.  CANAL STREET PARTNERS, L.L.C. - ?                  MICHIGAN                 JDN REALTY CORPORATION - 100%
 3.  Chesterfield Exchange, L.L.C.                      Georgia                  JDN Realty Corporation - 100%
 4.  Fayetteville Black Investment, Inc.                Georgia                  JDN Development Company, Inc. - 100%
 5.  Fayetteville Exchange, L.L.C.                      Georgia                  JDN Realty Corporation - 100%
 6.  Freehold Marketplace, Inc. (f/k/a WHF Inc.)        Georgia                  JDN Development Company, Inc. - 100%
 7.  Georgia Finance Corporation                        Delaware                 JDN Realty Corporation - 100%
 8.  Hickory Hollow Exchange, L.L.C.                    Georgia                  JDN Development Company, Inc. - 100%
 9.  JDN Development Company, Inc.                      Delaware                 JDN Realty Corporation - 100% Voting;
                                                                                   100% Non-Voting
10.  JDN Development Investment, LP                     Georgia                  JDN Development Company, Inc. (GP);
                                                                                 JDN Development LP, Inc. (LP)
11.  JDN Development LP, Inc.                           Delaware                 JDN Development Company, Inc. - 100%
12.  JDN Intermountain Development Corp.                Delaware                 JDN Development Company, Inc. - 100%
13.  JDN Intermtn. Dev., Parker Pavillion L.L.C.        Georgia                  JDN Real Estate Parker Pavillions, L.P. - 100%
14.  JDN of Alabama Realty Corporation                  Alabama                  JDN Development Company, Inc. - 100%
15.  JDN Real Estate - Apex, LP                         Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
16.  JDN Real Estate - Bridgewood Fort Worth LP         Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
17.  JDN Real Estate - Conyers, LP                      Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
18.  JDN Real Estate - Cumming, LP                      Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
19.  JDN Real Estate - Erie, LP                         Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
20.  JDN Real Estate - Fayetteville, LP                 Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
21.  JDN Real Estate - Freehold, LP                     Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
22.  JDN Real Estate - Frisco, LP                       Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
23.  JDN Real Estate - Gulf Breeze, II, LP              Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
24.  JDN Real Estate - Hamilton, LP                     Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
25.  JDN Real Estate - Hickory Creek, LP                Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
26.  JDN Real Estate - Lakeland, LP                     Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
27.  JDN Real Estate - McDonough II, LP                 Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
28.  JDN Real Estate - McDonough, LP                    Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
29.  JDN Real Estate - McKinney, LP                     Georgia                  JDN Development L.P. (GP);
                                                                                 JDN Realty Holdings, L.P. (LP)
30.  JDN REAL ESTATE - MESQUITE, LP - ?                 GEORGIA                  JDN DEVELOPMENT L.P. (GP);
                                                                                 JDN REALTY HOLDINGS, L.P. (LP)

                           Schedule 6.21(b) - Page 1

31. JDN Real Estate -- Norwood, LLC               Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
32. JDN REAL ESTATE -- OAKLAND, LP-?              GEORGIA   JDN DEVELOPMENT INVESTMENT, L.P. (GP); JDN REALTY HOLDINGS, L.P. (LP)
33. JDN Real Estate -- Overland Park, LP          Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
34. JDN Real Estate -- Parker Pavillions, LP      Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
35. JDN Real Estate -- Pensacola, LP              Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
36. JDN Real Estate -- Pioneer Hills, II, LP      Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
37. JDN Real Estate -- Pooler, LP                 Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
38. JDN Real Estate -- Sacramento, LP             Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
39. JDN Real Estate -- Stone Mtn., LP             Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
40. JDN Real Estate -- Suwanee, LP                Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
41. JDN Real Estate -- Turner Hill, LP            Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
42. JDN Real Estate -- West Lafayette, LP         Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
43. JDN Real Estate -- West Lansing, LP           Georgia   JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
44. JDN Realty AL, Inc.                           Alabama   JDN Realty Corporation -- 100%
45. JDN Realty Corporation, GP, Inc.              Delaware  JDN Realty Corporation -- 100%
46. JDN Realty Holdings, L.P.                     Georgia   JDN Realty Corporation (GP); JDN Realty LP, Inc. (LP)
47. JDN Realty LP, Inc.                           Delaware  JDN Realty Corporation -- 100%
48. Mitchell Bridge Associates, Inc.              Georgia   JDN Development Company, Inc. -- 100%

                                SCHEDULE 6.21(b)

         SCHEDULE OF BORROWER'S AND GUARANTORS' OWNERSHIP OF AFFILIATES
                           WHICH ARE NOT SUBSIDIARIES

                                        FORM/
                                        JURISDICTION
OWNERSHIP                               OF ORGANIZATION     OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
 1. FlatAcres MarketCenter, LLC         Georgia             Goldberg Property Associates, Inc.(100%)

 2. Ft. Collins Partners, LLC           Colorado            Goldberg Property Associates, Inc.(100%)

 3. Goldberg Property Associates, Inc.  Colorado            JDN Intermountain Development Corp. (100%); Mark Goldberg owns 20% of
                                                            Second Class of Non-Voting Stock

 4. Hendon/Atlantic Rim John Creek LLC  Georgia             Hendon Johns Creek, LLC (50%); JDN Realty Corporation (49%);
                                                            Hendon Invest Inc (1%)

 5. Hendon/JDN Johns Creek Village, LLC Georgia             Hendon/Johns Creek Village, LLC (51%); JDN Real Estate - Suwanee, LP
                                                            (49%)

 6. JDN Intermountain Development       Georgia             Goldberg Property Associates, Inc.(100%)
    Pioneer Hills, LLC

 7. JDN West Allis Associates, Limited  Georgia             JDN Realty Corporation - 100% of GP Interest, third parties own 100% LP
    Partnership                                             Interest

 8. JDN-Zaremba Venture I, LLC          Delaware            JDN Real Estate - Pooler, LP (50% and Managing Member); Zaremba
                                                            Foxfield Pooler, LP (50%) Third Party

 9. Metro Station Development Company   Mississippi         Mattice Properties, Inc. (50%) - JDN Development Company, Inc. (50%)
    LLC

10. Pecan Park, LLC                     Mississippi         Andrew Mattice (50%); JDN Development Company, Inc. (50%)

11. Pepperell Corners, L.P.             Alabama             JDN of Alabama Realty Corporation - 10.84% LP Interest, 1% GP Interest;
                                                            third parties own 89.16% LP Interest, 99% GP interest

12. St. John Crossings, LLC             Missouri            JDN Development Company, Inc. (99%); Walpert Properties, Inc. (1%)

OAKLAND - ?

                                 SCHEDULE 6.25
                                 -------------

                            MATERIAL LOAN AGREEMENTS

DEBT                                         PRINCIPAL(1)      RATE(1)     MATURITY
----                                         ------------      -------     ---------
Mandatory Par Put Remarketed Securities       75,000,000         7.08%     31-Mar-03
Mortgage Note Payable - Richmond, KY           5,705,000         7.63%     01-Dec-03
Construction Loan - Grandville, MI            10,074,000         3.88%     22-Mar-04
Construction Loan - Mesquite, TX              12,184,000         3.81%     12-Apr-04
Construction Loan - St. John, MO               4,061,000         3.88%     31-Jul-04
Seven Year Notes                              74,935,000         7.10%     01-Aug-04
Ten Year Notes                                84,871,000         7.23%     01-Aug-07
Mortgage Note Payable - Milwaukee, WI          3,792,000         7.75%     01-Aug-09
Mortgage Note Payable - Marietta, GA          10,252,000         7.72%     15-Nov-17
Mortgage Note Payable - Lilburn, GA           11,703,000         6.74%     10-Feb-18
Mortgage Note Payable - Woodstock, GA         11,007,000         6.63%     15-Apr-18
Mortgage Note Payable - Hendersonville, TN    10,065,000         7.71%     15-Jan-19
Mortgage Note Payable - Alpharetta, GA        12,576,000         6.70%     15-Apr-19
Mortgage Note Payable - Allentown, PA         19,915,000         7.01%     28-Jun-21
Mortgage Note Payable - Denver, CO            29,929,000         7.41%     21-Jun-27

(1) Rounded to nearest 1,000 as of 9/30/2002
(2) Effective interest rates as of 9/30/2002

                                  SCHEDULE 8.3


                               OTHER INVESTMENTS



Project                  Total Costs         JV Partner          % JDN will hold
-------                  -----------         ----------          ---------------
1. Bennett, CO           $13,241,777         Kroger                   50%

2. Boulder, CO           $13,241,777         Kroger                   50%

3. Grand Junction, CO     $4,716,901         Kroger                   50%

4. John's Creek II        $5,000,000         Hendon Properties        49%

5. Nashville, TN         $10,415,646         Kroger                   50%

6. Oakland, TN            $5,919,682         Kroger                   50%


                                      -ii-